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                                  Exhibit 10.4
                                  ------------

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                           SECOND AMENDED AND RESTATED

                      PURCHASE AND ADMINISTRATION AGREEMENT



                           Dated as of March 20, 1998



                                      Among



                          RETAILER FUNDING CORPORATION,

                         KEYBOARD ACCEPTANCE CORPORATION


                                       and


                          BALDWIN PIANO & ORGAN COMPANY




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SECOND AMENDED AND RESTATED
PURCHASE AND ADMINISTRATION AGREEMENT


                  SECOND AMENDED AND RESTATED PURCHASE AND ADMINISTRATION AGREEMENT (the "Agreement") dated as of March 20, 1998 among RETAILER FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, hereinafter referred to as the "Company"), KEYBOARD ACCEPTANCE CORPORATION, a Delaware corporation (together with its successors and assigns hereinafter referred to as the "Seller") and BALDWIN PIANO & ORGAN COMPANY, a Delaware cor-poration (together with its successors and assigns, hereinafter referred to as the "Parent"), to which General Electric Capital Corporation ("GECC") and Edison Asset Securitization, L.L.C., a Delaware limited liability company ("Edison"), have joined as consenting parties.


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Company, the Seller and the Parent entered into a Purchase and Administration Agreement dated as of October 1, 1990, which Purchase and Administration Agreement was amended by a First Amendment dated as of February 15, 1994, a Second Amendment dated as of December 1, 1994, a Third Amendment dated as of December 1, 1995, and a Fourth Amendment dated as of November 1, 1996, and which Purchase and Administration Agreement was amended and restated by an Amended and Restated Purchase and Administration Agreement dated as of October 31, 1997 (such Purchase and Administration Agreement as so amended and restated, the "Original Agreement");

                  WHEREAS, the Company, the Seller and the Parent wish to further amend and restate the Original Agreement and GECC and Edison wish to consent to such further amendment and restatement;

                  WHEREAS, Edison is a multi-seller commercial paper conduit administered by GECC;

                  WHEREAS, the Company's existing commercial paper program is being terminated, with the intention that the Company will obtain funding for its operations from Edison (and primarily from Edison's commercial paper program);

                  WHEREAS, the Company, Edison and GECC have entered into the Funding Agreement, pursuant to which Edison will make loans to the Company to fund the Company's existing and hereafter arising purchases of Receivables, such loans to the Company to be funded in the ordinary course with proceeds of Edison's Commercial Paper;

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                  WHEREAS, Edison and GECC have entered into the Liquidity Loan
Agreement in connection with the Funding Agreement;

                  WHEREAS, it is contemplated that following the purchase and assignment of Receivables from the Seller by the Company hereunder, the Seller will, as agent for the Company, collect the sums due thereon from the obligors on the Receivables and account to the Company therefor as provided for herein; and

                  WHEREAS, the Company has requested the Seller to undertake the collection and servicing responsibilities in respect of the Receivables owned by the Company from time to time;


                  NOW, THEREFORE, the parties hereto agree that the Original Agreement is amended and restated in its entirety as of the date hereof as follows (as hereby amended and restated, the "Agreement"):

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. As used herein the following terms shall have the meanings herein specified:

                  "Additional Assignment" shall have the meaning set forth in
Section 2.02 hereof.

                  "Additional Receivable" shall have the meaning set forth in
Section 2.02 hereof.

                  "Adjustment Payment" shall have the meaning specified in
Section 5.06 hereof.

                  "Aggregate Interest Component" shall mean, with respect to any Settlement Period, the amount of interest accrued during such Settlement Period on all Commercial Paper outstanding at any time during such Settlement Period calculated by reference to the Edison CP Rate for such Settlement Period; provided, that, with respect to the Settlement Period ending on March 31, 1998, the Aggregate Interest Component shall be the foregoing amount plus the amount of any interest accrued through March 20, 1998 on any commercial paper issued by the Company to make or maintain purchases of Receivables pursuant to Sections
2.01 or 2.02 hereof.

                  "Applicable Program Fee Percentage" shall mean, with respect to any Settlement Period, (a) if Consolidated Book Net Worth is $35,000,000 or less, 1.75%, (b) if Consolidated Book Net Worth is greater than $35,000,000 and less than or equal to $40,000,000, 1.50%, (c) if Consolidated Book Net Worth is greater than $40,000,000 and less than or equal to $50,000,000, 1.25%, or (d) if Consolidated Book Net Worth is greater than $50,000,000, 1.00%.

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                  "Blocked Deposit Account" shall have the meaning specified in
Section 5.02(b).

                  "Blocked Deposit Agreement" means an agreement by and among the Seller, the Company, the Collateral Agent and a Blocked Deposit Bank in substantially the form attached hereto as Annex F, establishing a Blocked Deposit Account and specifying the rights of the Company and the Collateral Agent in such Blocked Deposit Account.

                  "Blocked Deposit Bank" means any bank maintaining one or more Blocked Deposit Accounts.

                  "Book Net Worth" shall mean, with respect to any Person, the total assets less the total liabilities of such Person, as determined in accordance with GAAP.

                  "Business Day" shall mean a day on which (x) each of GECC and the Collateral Agent is open at its respective address specified in this Agreement for the purpose of conducting its business and (y) Bankers Trust Company is open for the purpose of conducting a banking business.

                  "Carrying Costs" shall mean, with respect to any Settlement Period, the sum of (i) the Aggregate Interest Component for such Settlement Period PLUS (ii) the aggregate amount of interest accrued during such Settlement Period with respect to all Loans outstanding during such Settlement Period PLUS
(iii) the Program Fee payable with respect to such Settlement Period PLUS (iv) the fixed interest component, if any, payable by the Company on the notional principal amount of SWAPs outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such fixed interest component is due and owing during such Settlement Period PLUS (v) the amount, if any, paid by the Company during such Settlement Period in connection with any termination of any SWAP MINUS (vi) the sum of (1) the variable interest component, if any, receivable by the Company on the notional principal amount of SWAPs outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such variable interest component is due and owing during such Settlement Period and (2) the amount, if any, received by the Company during such Settlement Period in connection with any termination of any SWAP.

                  "Cash Percentage" shall mean at any time 90%, as the same may be adjusted from time to time in accordance with the policies and criteria set forth on Annex C hereto.

                  "Collateral Agent" shall mean GECC as collateral agent for certain secured creditors of the Company.

                  "Collection Account" shall mean that certain special purpose restricted deposit account established with Bankers Trust Company on behalf of the Company identified as the

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RFC/BPO Collection Account, Account No. 50-205-995.

                  "Collection Agent" shall have the meaning set forth in Section
5.01 hereof.

                  "Collection Agent Event of Default" shall have the meaning set forth in Section 5.05 hereof.

                  "Collections" shall mean (i) all payments received in respect of the Receivables, in the form of cash, checks, wire transfers, ATM transfers or any other form of payment in accordance with the terms of a Receivable or otherwise, (ii) all proceeds from the sale or other disposition of the collateral securing a Receivable, (iii) any Adjustment Payments made pursuant to
Section 5.06 hereof and (iv) any dealer recourse payments or reserves which dealer recourse payments or reserves are applied in respect of a Receivable.

                  "Commercial Paper" shall mean commercial paper issued by Edison to fund or maintain advances made by Edison to the Company under the Funding Agreement that are utilized by the Company to make or maintain purchases of Receivables pursuant to Sections 2.01 or 2.02 hereof, each note evidencing such Commercial Paper being referred to herein as a "Commercial Paper Note."

                  "Commercial Paper Rate" means, for any Settlement Period, the rate for commercial paper having a maturity of 30 days as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15
(519), Selected Interest Rates," or any successor publication, under the heading "Commercial Paper Financial" on the Settlement Date occurring during such Settlement Period, or if such rate is not so published on such Settlement Date, the Commercial Paper Rate shall be the last Commercial Paper Rate in effect prior to such Settlement Date; PROVIDED, HOWEVER, that if the rate so published is a discount rate, the Commercial Paper Rate for such Settlement Period shall be the rate resulting from GECC's converting such discount rate to an interest-bearing equivalent rate per annum.

                  "Commitment" shall mean the obligation of Edison to make advances to the Company under the Funding Agreement with respect to the Seller in the maximum principal amount at any time outstanding of $100,000,000, as such amount may be increased from time to time as provided in Section 2.04 hereof.

                  "Company" shall have the meaning assigned to that term in the introduction to this Agreement.

                  "Company Default" shall mean any event which with notice or lapse of time, or both, would become a Company Event of Default.

                  "Company Documents" shall mean this Agreement, the Funding Agreement and

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the Guaranty.

                  "Company Event of Default" shall mean any of the following events:

                           (a) PAYMENTS. Failure by the Company (x) to pay the principal of the advances made to it under the Funding Agreement when due, or (y) to pay any interest on the advances made to it under the Funding Agreement within five days after such amount becomes due; or

                           (b) REPRESENTATIONS. Any representation or warranty or statement made or deemed made by the Company in this Agreement or in any other Company Document or in any document entered into in connection herewith or therewith shall prove to have been incorrect when made in any material respect; or

                           (c) COVENANTS. Failure by the Company to observe or perform any covenant or agreement contained herein or in any other Company Document and not constituting a Company Event of Default under any other clause of this definition and the continuance of such default for 10 days after the Company shall have become aware of such default; or

                           (d) VOLUNTARY BANKRUPTCY PROCEEDINGS OF THE COMPANY. Either (i) the Company shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) corporate action shall be taken by the Company for the purpose of effectuating any of the foregoing; or

                           (e) INVOLUNTARY BANKRUPTCY PROCEEDINGS AGAINST THE COMPANY. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Company under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator for the Company of a substantial part of the property, assets or business of the Company, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Company, and such proceeding or petition shall not be dismissed, or such writ, order,

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         judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.

                  "Consolidated Book Net Worth" shall mean, with respect to any Settlement Period, the Book Net Worth of the Parent and its Subsidiaries as of the last day of the preceding Settlement Period.

                  "Cumulative SWAP Payable" shall mean, as of any date of determination thereof, the amount, if any, by which (x) the fixed interest component payable by the Company on the notional principal amount of all outstanding SWAPs accrued from the preceding SWAP Payment Date for each such SWAP through the last day of the preceding Settlement Period exceeds (y) the variable interest component receivable by the Company on the notional principal amount of all outstanding SWAPs accrued from the preceding SWAP Payment Date for each such SWAP through the last day of the preceding Settlement Period.

                  "Cut-Off Date" shall mean September 30, 1990.

                  "Daily Accrual Factor" shall mean, with respect to any day, a fraction the numerator of which is the number of days that have elapsed in the current calendar month prior to such day and the denominator of which is the total number of days in the current calendar month.

                  "Debt" shall mean at any time any lease obligation which, in accordance with generally accepted accounting principles and practice, has been or should be capitalized on the books of the lessee and debt created, issued, guaranteed (whether directly or indirectly by any guaranty), incurred or assumed for money borrowed or for the deferred (for 60 days or more) purchase price of property or services purchased, excluding, however, any purchase price which is accounted for as an account payable, any other account payable (other than for borrowed money) and accrued expenses incurred in the ordinary course of business; PROVIDED in each case that the same are not overdue in a material amount or, if overdue, are being contested in good faith and by appropriate proceedings.

                  "Deferred Purchase Price" shall have the meaning set forth in
Section 2.03 hereof.

                  "Deposits Letter of Credit" shall mean an irrevocable letter of credit in a stated amount of $1,500,000 naming the Collateral Agent as beneficiary and permitting the Collateral Agent to make drawings thereunder for any amounts required to be deposited in the Collection Account by the Seller or the Collection Agent which are not so deposited on the date due; provided that such letter of credit must be in form and substance satisfactory to the Collateral Agent and must be issued by a banking institution approved by the Collateral Agent.

                  "Documents" shall mean all documentation relating to the Receivables including,

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without limitation, credit applications, billing statements and computer records and programs.

                  "EBITDA" shall mean, for any period, the consolidated net income (or net loss) of the Parent and its Subsidiaries for such period as determined in accordance with GAAP, PLUS the sum of the following amounts of the Parent and its Subsidiaries for such period to the extent included in the determination of such net income (or net loss), (i) depreciation expense, (ii) amortization expense, (iii) interest expense, and (iv) income tax expense.

                  "Edison" shall mean Edison Asset Securitization, L.L.C., a limited liability company organized under the laws of the State of Delaware.

                  "Edison CP Rate" shall mean, with respect to any Settlement Period, the daily weighted average interest rate per annum for all commercial paper of Edison outstanding at any time during such Settlement Period, as calculated and reported by Edison to the Company for inclusion in the related monthly Settlement Statement.

                  "Effective Yield" shall mean the ratio (expressed as a percentage) computed as of the last day of each Settlement Period by dividing
(a) the product of (x) 2 and (y) the sum of (1) the aggregate amount of all interest and finance charges (and excluding in any event any late fees, prepayment fees or other similar charges) accruing in respect of all Eligible Receivables during the period of six consecutive Settlement Periods then ended and (2) the amount, if any, by which (i) the variable interest component, if any, receivable by the Company on the notional principal amount of all SWAPs outstanding at any time during the period of six consecutive Settlement Periods then ended accrued from the first day through the last day of such six-month period whether or not such variable interest component is due and owing during such six-month period EXCEEDS (ii) the fixed interest component, if any, payable by the Company on the notional principal amount of SWAPs outstanding at any time during such six-month period accrued from the first day through the last day of such six-month period whether or not such fixed interest component is due and owing during such six-month period by (b) the average Unpaid Balance of all Eligible Receivables as of the first day of each of the seven consecutive Settlement Periods commencing with the first Settlement Period occurring during such six-month period.

                  "Effective Yield Adjuster" shall mean, with respect to any Settlement Period, an amount (but not less than zero) equal to the product of
(a) 1.5 and (b) the amount, if any, by which (x) 13.37% exceeds (y) the Effective Yield as of the last day of the preceding Settlement Period.

                  "Eligible Receivable" shall mean each Receivable:

                  (a) which was originated in compliance with all applicable requirements of law (including, without limitation, all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and

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         which as of the date of this Purchase Agreement complies with all applicable requirements of law;

                  (b) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Seller or the Parent in connection with the creation or the execu-tion, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

                  (c) as to which, at the time of the sale of such Receivable to the Company, the Seller was the sole owner thereof and had good and marketable title thereto free and clear of all Liens;

                  (d) which is the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

                  (e) which constitutes "chattel paper" under and as defined in
         Article 9 of the UCC of all applicable jurisdictions;

                  (f) which was established in accordance with the normal credit extension procedures and standards of the Parent, the Seller or Wurlitzer in the regular and ordinary course of the business of the Parent, the Seller or Wurlitzer, as the case may be, and, subject to review and approval by the Company of the applicable policies, procedures and underwriting, may include Receivables originated from non-Parent dealer programs;

                  (g) which is denominated and payable in U.S. dollars and is only payable in the United States of America;

                  (h) other than a Receivable (A) as to which (i) as of the Cut-Off Date (or in the case of Additional Receivables, as of the last day of the preceding Settlement Period), any payment, or part thereof, remains unpaid for 30 days or more past the due date for such payment determined by reference to the original contractual payment terms thereof, or (ii) the Obligor thereon shall generally not be paying its debts as such debts become due or shall have admitted in writing its inability to pay its debts generally or shall have made a general assignment for the benefit of creditors or any proceeding shall have been instituted by or against such Obligor seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtor or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or such Obligor shall

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         have taken any corporate action to authorize any of the foregoing, or
         (iii) all of the original obligors obligated thereon are deceased, or
         (B) which, consistent with the internal credit and collection policies of the Seller, the Parent or Wurlitzer, has been or should have been written off as uncollectible;

                  (i) the terms of which at the time of its transfer to the Company have not been modified or waived except as permitted under this Purchase Agreement;

                  (j) which has no Obligor thereon that is an officer, director or employee of the Parent, the Seller or any Subsidiary of the Parent; and

                  (k) which bears interest on the principal balance thereof or provides for the payment of finance charges in respect of the amount financed at a rate per annum of not less than 9.9% (or such lower rate as shall be approved from time to time by the Collateral Agent in a particular case or generally, with the Collateral Agent hereby approving a rate of not less than 6.9% per annum with respect to Receivables constituting not more than 10% of the Outstanding Principal Receivables) and is in substantially the form of one of the form contracts previously approved by the Company with such changes therein as may be necessary or desirable from time to time in light of local statutes or regulations.

                  "Excess Finance Charge Amount" shall mean with respect to any Settlement Period (i) the aggregate Collections received during such Settlement Period allocable to Finance Charge Receivables LESS (ii) the Carrying Costs with respect to such Settlement Period.

                  "Expiration Date" shall mean October 31, 2001.

                  "Facility Fee" shall have the meaning specified in Section
7.08 hereof.

                  "Finance Charge Receivables" shall mean all interest, finance charges, late fees, prepayment fees or other fees which become due or owing under a Receivable after the Cut-Off Date or, in the case of Additional Receivables, the applicable Notice Date.

                  "Fixed Amount" shall mean, at any time, the aggregate notional principal amount of all SWAPs outstanding at such time.

                  "Funding Agreement" shall mean that certain Receivables Funding Agreement dated as of March 20, 1998, by and among the Company, Edison and GECC, as operating and collateral agent.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

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                  "GECC" shall mean General Electric Capital Corporation, a New
York corporation.

                  "Guarantor" shall mean General Electric Capital Corporation as issuer of the Guaranty.

                  "Guaranty" shall mean that certain Guaranty Agreement dated as of October 1, 1990, among GECC, the Company, Seller and Parent, as amended by the amendments dated as of February 15, 1994, October 31, 1997 and March 20,1998, and as the same may be further amended, modified or supplemented from time to time.

                  "Guaranty Fee" shall mean the fee payable by the Company to GECC in respect of the Guaranty.

                  "Guaranty Letter of Credit" shall mean an irrevocable letter of credit naming GECC as beneficiary and permitting GECC to make drawings thereunder from time to time, in an aggregate principal amount not less than 2% of the Outstanding Principal Receivables as of the earlier of (x) the Settlement Date in the calendar month preceding the date of the related payment under the Guaranty and (y) the Wind-Down Date, for any amounts required to be reimbursed to GECC under the Guaranty which are not so reimbursed on the date due; provided that such letter of credit must be in form and substance satisfactory to GECC and must be issued by The Fifth Third Bank, NBD Bank, N.A. or another banking institution approved by GECC.

                  "Ineligible Receivables" shall mean all Receivables which were not Eligible Receivables on the date such Receivables were sold and assigned to the Company pursuant to the terms of this Agreement.

                  "Initial Purchase Date" shall have the meaning set forth in
Section 2.01 hereof.

                  "Intercreditor Agreement" shall mean that certain letter agreement dated as of October 31, 1997 by and among the Company, GECC, The Fifth Third Bank, Seller and Parent, as the same shall be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Interest" shall mean, for any Person, determined on a consolidated basis in accordance with GAAP, for any period, the net interest expense for such period, PLUS (a) interest expense capitalized for such period to the extent deducted in the determination of such net interest expense, LESS
(b) the sum of the following amounts with respect to such Person to the extent included in such net interest expense of such Person for such period: (A) the amount of amortized debt discount, (B) charges relating to write-ups or write-downs in the book or carrying value of existing indebtedness, and (C) any increase in pay-in-kind interest payable.

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                  "Interest Component" shall mean (a) the portion of the face amount of Commercial Paper issued on a discount basis representing the discount incurred in respect thereof and (b) the amount of interest payable in respect of such Commercial Paper issued on an interest-bearing basis.

                  "Interest Deficiency Payment" shall have the meaning set forth in Section 5.07 hereof.

                  "KAC Obligations" shall mean all obligations and liabilities of the Seller or the Collection Agent to the Company, Edison, GECC or the Collateral Agent, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, including but not limited to the obligation to make deposits of Collections and Seller Payables as provided herein.

                  "Lien" shall mean any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

                  "Liquidity Loan Agreement" shall mean that certain Liquidity Loan Agreement dated as of March 20, 1998, between Edison and GECC as Liquidity Agent, Liquidity Lender, Operating Agent and Collateral Agent as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Loan Rate" shall mean a rate per annum which shall be equal to (i) prior to the Termination Date, and provided that no Seller Default or Seller Event of Default shall have occurred and be continuing, the sum of (x) the Applicable Program Fee Percentage plus (y) the Commercial Paper Rate in effect from time to time and (ii) subsequent to the Termination Date, or if a Seller Default or a Seller Event of Default shall have occurred and be continuing, 4% in excess of the Prime Rate in effect from time to time.

                  "Loans" shall mean advances made by Edison to the Company that are (a) utilized by the Company to make or maintain purchases of Receivables pursuant to Sections 2.01 or 2.02 hereof and (b) funded or maintained by Edison otherwise than through the issuance of Commercial Paper.

                  "Lockbox Account" shall have the meaning specified in Section 5.02(a).

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Notice Date" shall mean, with respect to each Purchase Date subsequent to the Initial Purchase Date, the last day of the calendar month preceding such Purchase Date.

                  "Obligor" shall mean, with respect to any Receivable, the Person or Persons

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obligated to make payments with respect to such Receivable, including any guarantor thereof.

                  "Origination Agreement" shall mean any agreement pursuant to which KAC acquires a Receivable or agrees with a manufacturer to provide financing to dealers or purchasers that results in the origination or acquisition by KAC of Receivables.

                  "Outstanding Principal Receivables" shall mean at any time, all Principal Receivables which have not been paid (but only to the extent unpaid) and which do not constitute Uncollectible Receivables or Repurchased Receivables.

                  "Outstanding Unpaid Receivable Losses Funding Amount" shall mean, as of any date of determination thereof, the aggregate Unpaid Receivables Losses Funding Amounts for all prior Settlement Periods which have not been paid from the Excess Finance Charge Amount or the Purchase Discount Collections in any subsequent Settlement Period or otherwise.

                  "Over-Collateralization Amount" shall mean with respect to any Purchase Date an amount equal to the product of (a) the Outstanding Principal Receivables being purchased on such Purchase Date and (b) the Purchase Discount.

                  "Parent" means Baldwin Piano & Organ Company, a Delaware corporation.

                  "Parent Credit Agreement" shall mean that certain Credit Agreement dated October 16, 1997 by and among Parent, the Fifth Third Bank, as agent, and the lenders party thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Parent Event" shall have the meaning provided in Section 6.05(c).

                  "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, a limited liability company, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

                  "Portfolio Settlement Statement" shall have the meaning provided in Section 5.04 hereof.

                  "Prime Rate" shall mean a rate per annum equal to the rate which Bankers Trust Company announces from time to time as its prime lending rate, changing when and as said prime lending rate changes.

                  "Principal Component" shall mean (A) the excess of the face amount of Commercial Paper issued on a discount basis over the Interest Component thereof and (B) the principal amount of Commercial Paper issued on an interest-bearing basis.

                  "Principal Receivables" shall mean all amounts due or owing in respect of a Receivable other than Finance Charge Receivables.

                  "Program Fee" shall mean, with respect to each Settlement Period, an amount equal to the sum of (i) the product of (x) the Applicable Program Fee Percentage with respect to such Settlement Period MULTIPLIED BY (y) the actual number of days elapsed during such Settlement Period divided by 360 MULTIPLIED BY (z) the average daily amount of Commercial Paper outstanding during such Settlement Period plus (ii) the product of (x) 0.50% MULTIPLIED BY
(y) the number of days elapsed during such Settlement Period divided by 360 MULTIPLIED BY (z) an amount equal to (1) the Commitment MINUS (2) the sum of the average daily amount of Commercial Paper outstanding during such Settlement Period and the average daily amount of Loans outstanding during such Settlement Period.

                  "Purchase Date" shall have the meaning set forth in Section
2.02 hereof.

                  "Purchase Discount" shall mean 10%, as the same may be adjusted from time to time in accordance with the policies and criteria set forth on Annex C hereto.

                  "Purchase Discount Collections" shall mean, with respect to any Settlement Period, the product of (x) the sum of (i) the Collections received during such Settlement Period allocable to Principal Receivables plus
(ii) the amount of any repurchase payment made by the Seller pursuant to Section
3.05 hereof on the Settlement Date immediately succeeding such Settlement Period which is allocable to Principal Receivables plus (iii) the amount of any purchase payment made by the Collection Agent pursuant to Section 5.02(c) hereof on the Settlement Date immediately succeeding such Settlement Period which is allocable to Principal Receivables, and (y) the Purchase Discount.

                  "Receivable" shall mean a retail installment sales contract executed by the respective Obligor and identified by account number, account name and outstanding principal balance on Schedule I hereto; PROVIDED that from and after each Purchase Date subsequent to the Initial Purchase Date, each Additional Receivable identified on Schedule I to an Additional Assignment delivered in accordance with Section 2.02 hereof shall be a Receivable and
Schedule I hereto shall be deemed to be amended and supplemented to include each such Additional Receivable; and PROVIDED FURTHER, that from and after the date of any repurchase of a Receivable by the Seller in accordance with Section 3.05 hereof or by the Collection Agent in accordance with Section 5.02(c) hereof, such Repurchased Receivable shall no longer be a Receivable.

                  "Receivable Losses" shall mean, with respect to any Settlement Period, the Unpaid Balance of the Receivables which became Uncollectible Receivables during such Settlement Period.

                  "Receivable Losses Funding Amount" shall mean, with respect to any Settlement

Period, the product of (x) the Cash Percentage and (y) the Receivables Losses for such Settlement Period.

                  "Recoveries" shall mean, with respect to any Settlement Period, all Collections received during such Settlement Period in respect of Receivables which became Uncollectible Receivables prior to the first day of such Settlement Period.

                  "Repurchased Receivable" shall mean any Receivable which is repurchased by the Seller pursuant to Section 3.05 hereof.

                  "Retail Purchase Agreement" shall mean the Retail Accounts Receivable Purchase Agreement dated as of October 1, 1990 by and among the Parent, Wurlitzer and the Seller as amended, supplemented and modified through the date hereof.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Seller" shall mean Keyboard Acceptance Corporation (formerly BPO Finance Corporation), a Delaware corporation.

                  "Seller Default" shall mean any event which with notice or lapse of time, or both, would become a Seller Event of Default.

                  "Seller Documents" shall mean and include this Agreement, the Guaranty, the Assignment and each Additional Assignment.

                  "Seller Event of Default" shall mean the occurrence of any of the following events:

                  (a) REPRESENTATIONS. Any representation or warranty or statement made or deemed made by the Seller in the Seller Documents or in any document, certificate or financial or other statement delivered in connection therewith shall prove to have been incorrect when made in any material respect; or

                  (b) VOLUNTARY BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE PARENT. Either (i) the Seller or the Parent shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law of the United States or any political subdivision thereof or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business located in the United States or to effect a plan or other arrangement with its creditors located in the United States, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding brought under the laws of the United States or any political subdivision thereof, or shall be adjudicated bankrupt in the United States, or shall make a general assignment for the benefit or creditors located in the United States, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business located in the United States or (ii) corporate action shall be taken by the Seller or the Parent for the purpose of effectuating any of the foregoing; or

                  (c) INVOLUNTARY BANKRUPTCY PROCEEDINGS AGAINST THE SELLER OR THE PARENT. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Seller or the Parent under any bankruptcy, insolvency or similar law of the United States or any political subdivision thereof or seeking the dissolution or reorganization of the Seller or the Parent or the appointment of a receiver, trustee, custodian or liquidator for the Seller or the Parent or a substantial part of the property, assets or business of the Seller or the Parent, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Seller or the Parent, and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Seller or the Parent, and such proceeding or petition shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be; or

                  (d) CROSS-DEFAULT. A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall have been rendered against the Seller or the Parent and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of 30 consecutive days after the period for appellate review shall have elapsed; or any bond, debenture, note or other evidence of Debt of the Seller or the Parent in an aggregate principal amount in excess of $50,000 shall have become due before its stated maturity by the acceleration of the maturity thereof by reason of default or shall have become due by its terms and shall not be promptly paid or extended; or any default or event of default under the Parent Credit Agreement; or any indenture, credit or loan agreement or other agreement or instrument under which Debt of the Seller or the Parent in an aggregate principal amount in excess of $50,000 is outstanding or by which the same is evidenced shall have occurred and be continuing; or

                  (e) SELLER DOCUMENTS. The Seller shall default in any of its obligations under the Seller Documents and such default shall continue unremedied for at least (x) two Business Days if a monetary default or
         (y) ten days if any other default.

                  "Seller Payables" shall mean (i) the obligation of the Seller to repurchase, pursuant to Section 3.05 hereof, any Receivable which was not an Eligible Receivable on the date such Receivable was sold by the Seller to the Company, (ii) the Seller's obligation to make Interest Deficiency Payments pursuant to Section 5.07 hereof, and (iii) all other amounts owed by the Seller to the Company from time to time pursuant to this Agreement.

                  "Senior Indebtedness" shall have the meaning specified in
Section 7.07(c) hereof.

                  "Servicing Fee" shall have the meaning specified in Section
7.06 hereof.

                  "Settlement Date" shall mean, with respect to each Settlement Period, the fifteenth Business Day following the last day of such Settlement Period.

                  "Settlement Period" shall mean the period of time commencing on the first day in a calendar month to and including the last day in such calendar month, PROVIDED that the initial Settlement Period shall commence on October 1, 1990 and end on October 31, 1990.

                  "Settlement Statement" shall have the meaning provided in
Section 5.04 hereof.

                  "Subsidiary" of any Person means any corporation, of which more than 50% of the total voting power of voting securities shall at the time be owned or controlled, either directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

                  "Support Agreements" shall mean letter agreements in the form attached hereto as Annex H executed by certain officers of the Parent.

                  "SWAP" shall mean an interest rate exchange agreement (i) entered into by the Company at the request of the Seller as provided in Section
5.09 hereof and (ii) satisfying all of the terms and conditions of Section 5.3(d) of the Funding Agreement.

                  "SWAP Advance" shall have the meaning specified in Section
5.10 hereof.

                  "SWAP Counterparty" shall mean, with respect to any SWAP, the party thereto other than the Company.

                  "SWAP Deficit" shall have the meaning specified in Section
5.10 hereof.

                  "SWAP Excess" shall mean, with respect to any Settlement Period, the amount, if any, by which (x) the variable interest component, if any, receivable by the Company on the notional principal amount of SWAPs outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such variable interest component is due and owing during such Settlement Period EXCEEDS (y) the fixed interest component, if any, payable by the Company on the notional principal amount of SWAPs outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such fixed interest component is due and owing during such Settlement Period.

                  "SWAP Notice" shall have the meaning specified in Section 5.09 hereof.

                  "SWAP Payment Date" shall mean any day designated as a payment date pursuant to the terms of a SWAP.

                  "SWAP Shortfall" shall mean, with respect to any Settlement Period, the amount, if any, by which (x) the fixed interest component, if any, payable by the Company on the notional principal amount of SWAPs outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such fixed interest component is due and owing during such Settlement Period EXCEEDS (y) the variable interest component, if any, receivable by the Company on the notional principal amount of SWAPs outstanding at any time during such Settlement Period accrued from the first day through the last day of such Settlement Period whether or not such variable interest component is due and owing during such Settlement Period.

                  "SWAPs Sub-Account" shall mean that certain special purpose restricted deposit sub-account of the Collection Account established with Bankers Trust Company on behalf of the Company identified as the RFC/BPO SWAPs Sub-Account of the Collection Account, Account No. 11822.

                  "Tangible Net Worth" shall mean of any Person, at any date, determined on a consolidated basis in accordance with GAAP, the total assets of such Person (which shall be valued at cost less normal depreciation) less:

                  (a) all items which are treated as intangibles in accordance with GAAP, including, without limitation, (i) excess cost over book value of businesses acquired; (ii) patents and patent rights; (iii) trademarks and trade names; (iv) copyrights; (v) goodwill; (vi) organization cost; (vii) government licenses; (viii) franchises; (ix) mailing lists; (x) exploration permits; (xi) import and export permits; and (xii) bond or debenture discounts; and

                  (b) Total Liabilities.

                  "Termination Date" shall mean the date on which Edison or the Company shall have given the Seller notice that (a) any rating agency that has rated the Commercial Paper shall have given the Commercial Paper a rating of less than "A-1+," in the case of S&P, or less than "P-1," in the case of Moody's, or that any such rating is no longer in full force and effect; (b) the Outstanding Principal Receivables divided by the sum of the Principal Component of the outstanding Commercial Paper (after giving effect to the issuance of all Commercial Paper being issued on the date of determination) and the principal amount of outstanding Loans shall be less than or equal to 1.05; (c) a Company Default or a Company Event of Default shall have occurred and be continuing; or (d) a Seller Default or a Seller Event of Default shall have occurred and be continuing.

                  "Total Liabilities" of any Person means, at any date, the total liabilities of such Person and its Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

                  "UCC" shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "Uncollectible Receivable" shall mean any Receivable (i) which has been written off as uncollectible by the Seller in its capacity as Collection Agent for the Company pursuant to this Agreement, in accordance with the customary and usual servicing procedures of the Seller and the Parent for servicing retail installment sale contracts or (ii) as to which any payment, or part thereof, remains unpaid for 121 days or more past the due date for such payment determined by reference to the original contractual payment terms of such Receivable.

                  "Unpaid Balance" shall mean with respect to any Receivable the aggregate amount required to prepay in full the principal of, and all interest, finance, prepayment and other fees or charges of any kind payable in respect of, such Receivable.

                  "Unpaid Receivable Losses Funding Amount" shall mean, with respect to any Settlement Period, the amount, if any, by which (x) the Receivable Losses Funding Amount with respect to such Settlement Period exceeds
(y) the sum of (1) the Excess Finance Charge Amount for such Settlement Period and (2) the Purchase Discount Collections for such Settlement Period.

                  "Weekly Activity Report" shall have the meaning specified in
Section 5.04(b).

                  "Wind-Down Date" shall mean the earliest to occur of (i) the Settlement Date immediately following any period of three consecutive Settlement Periods in which the Receivable Losses exceeds an annualized rate equal to 12% of the average outstanding Principal Receivables, (ii) the first Settlement Date to occur after (y) the Termination Date or (z) the 30th day following the date on which GECC gives the Seller notice of its decision to cease providing credit support for the purchase of Additional Receivables by the Company, (iii) the first Settlement Date on which the product of the Cash Percentage and the Unpaid Balance of the Receivables is less than or equal to the greater of (x) $25,000,000 or (y) the Fixed Amount at such time, (iv) October 31, 2001, (v) the first Settlement Date to occur after any date on which the Seller is not a Subsidiary of the Parent unless Edison shall have given its prior written consent to such change in the ownership of the Seller, (vi) the first Settlement Date on which the Outstanding Principal Receivables divided by the sum of the Principal Component of outstanding Commercial Paper and the principal amount of outstanding Loans shall be less than

1.09, as such number may be adjusted from time to time in accordance with the policies and criteria set forth on Annex C hereto, (vii) the 120th day following the delivery by the Seller of a termination notice in accordance with the provisions of Section 2.04(b) of this Agreement, (viii) the first Settlement Date on which the ratio of (a) all Outstanding Principal Receivables that are less than 31 days past due to (b) all Outstanding Principal Receivables, is less than 85% or (ix) the date which is eighteen (18) months prior to the expiry date of the Guaranty Letter of Credit, as such expiry date may be extended from time to time.

                  "Written" or "in writing" shall mean any form of written communication or communication by means of telex, telecopier or telegraph.

                  "Wurlitzer" shall mean The Wurlitzer Company, a Delaware corporation which is a wholly-owned subsidiary of the Parent.


                                   ARTICLE II

                        PURCHASE OF ELIGIBLE RECEIVABLES

                  Section 2.01 THE INITIAL PURCHASE. (a) Subject to and upon the terms and conditions herein set forth, the Company shall purchase from the Seller, and the Seller shall sell and assign to the Company, on October 25, 1990 (the "Initial Purchase Date"), pursuant to the form of Sale and Assignment attached hereto as Annex D, all right, title and interest of the Seller in, to and under the Receivables existing on the Cut-Off Date, together with all monies due or to become due and all amounts received with respect thereto (including all Finance Charge Receivables), all proceeds thereof, including the proceeds of any sale or disposition of any goods or merchandise subject thereto and all right, title and interest of the Seller in, to and under the Retail Purchase Agreement in respect thereof. The purchase price for such Receivables shall consist of (1) an amount equal to the product of (x) the Outstanding Principal Receivables on the Cut-Off Date and (y) the Cash Percentage, which amount shall be paid by the Company in cash to the Seller on the Initial Purchase Date and
(2) the Deferred Purchase Price specified in Section 2.03.

                  (b) In connection with such sale, the Seller shall, at its own expense, on or prior to the Initial Purchase Date (1) indicate in its computer files that the Receivables have been transferred to the Company, (2) deliver to the Company a computer printout containing a true and complete list showing for each Receivable, as of the Cut-Off Date: (i) its account number, (ii) its account name and (iii) the unpaid principal balance thereof and (3) execute and file UCC-1 financing statements with respect to the Receivables now existing and hereafter acquired by the Company from the Seller pursuant to this Agreement meeting the requirements of the UCC and all other applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables from the Seller to the Company.

                  Section 2.02 ADDITIONAL PURCHASES. (a) Subject to and upon the terms and conditions herein set forth, on the first Settlement Date and on each Settlement Date thereafter prior to the earlier of a Wind-Down Date or the date of a Collection Agent Event of Default specified in Section 5.05(g) (the Initial Purchase Date and each such Settlement Date on which a purchase shall occur, a "Purchase Date"), the Seller shall offer to sell and assign to the Company, and the Company shall purchase from the Seller, all right, title and interest of the Seller in, to and under each retail installment sale contract originated by the Parent, the Seller or Wurlitzer during or prior to the preceding Settlement Period which satisfies each of the criteria specified in the definition of Eligible Receivable (each such retail installment sale contract, an "Additional Receivable"), together with all monies due or to become due and all amounts received with respect thereto (including Finance Charge Receivables), and all proceeds thereof, including the proceeds of any sale or disposition of any goods or merchandise subject thereto and all right, title and interest of the Seller in, to and under the Retail Purchase Agreement or any other Origination Agreement in respect thereof. The purchase price for such Additional Receivables shall consist of (1) an amount equal to the product of (x) the Outstanding Principal Receivables being purchased as of the Notice Date and (y) the Cash Percentage, which shall be payable in cash on such Purchase Date and (2) the Deferred Purchase Price specified in Section 2.03. All such subsequent sales and assignments shall be made pursuant to the form of Additional Assignment attached hereto as Annex E. No purchase of Receivables shall be made pursuant to this
Section 2.02 (i) after a Wind-Down Date shall have occurred or (ii) if after giving effect thereto the Outstanding Principal Receivables would exceed the Commitment. If at any time the Commercial Paper shall no longer be rated at least "P-1" in the case of Moody's and "A-1" in the case of S&P, the Seller shall not be obligated to offer to sell and assign Additional Receivables to the Company, but may, at its option, unless a Wind-Down Date shall have occurred, elect to do so, in which event the Company shall be obligated to purchase such Additional Receivables from the Seller in accordance with the terms hereof.

                  (b) In connection with each sale pursuant to Section 2.02(a) hereof, the Seller shall, at its own expense, on or prior to the related Purchase Date (1) deliver to the Company an executed Additional Assignment which shall have attached thereto as Schedule I a list identifying each Additional Receivable being sold and assigned to the Company on such Purchase Date by account number, account name and outstanding principal balance, (2) indicate in its own computer files that such Additional Receivables have been transferred to the Company pursuant to this Agreement, (3) make such additional UCC financing statement filings, if any, as may be necessary under the UCC and applicable law to perfect the sale of such Additional Receivables from the Seller to the Company and (4) mark each Additional Receivable with a legend stating that such Additional Receivable has been transferred to the Company pursuant to this Agreement.

                  Section 2.03 DEFERRED PURCHASE PRICE. On the Initial Purchase Date and on each subsequent Purchase Date the Company shall create an obligation (the "Deferred Purchase

Price") in favor of the Seller in respect of the Receivables purchased on such Purchase Date in an amount equal to the Over-Collateralization Amount, which shall represent contingent deferred purchase price for such Receivables and shall be payable only to the extent provided in, and solely in accordance with the terms of, Section 5.03(b) and Section 7.07 hereof. The Deferred Purchase Price will be reduced on each Settlement Date by an amount equal to the sum of
(i) the Purchase Discount Collections plus (ii) the product of (x) the Purchase Discount and (y) the Receivable Losses for such preceding Settlement Period.

                  Section 2.04 INCREASE OF COMMITMENT. (a) The Seller shall have the right from time to time to increase the Commitment to an amount not in excess of $150,000,000 by giving at least thirty days' prior written notice to the Company, Edison and GECC; PROVIDED that, unless such increase in the Commitment causes the Commitment to equal $150,000,000 such increase must be in an amount equal to $10,000,000 or an integral multiple thereof and there must not have been more than one prior increase in the Commitment during the preceding twelve months. Any such increase in the Commitment shall be effective on the scheduled date specified in the Seller's notice.

                  (b) The Seller shall have the right, at any time and from time to time, to request in writing that the Commitment be increased to an amount in excess of $150,000,000. Upon the concurrence of the Company, Edison and GECC, in their sole and absolute discretion, this Agreement shall be amended to reflect the increased Commitment. In the event that (x) the Seller requests an increase in the Commitment pursuant to this Section 2.04(b), such request is accompanied by financial and portfolio projections supporting the amount of such increase, the Seller has provided the Company with such information as the Company shall reasonably request in connection with its approval process, and the sum of the outstanding Commercial Paper and Loans on the date of such request is in excess of $142,500,000 and (y) GECC, Edison and the Company shall not have agreed to such increase within 90 days following the date of such request, the Seller shall have the right to terminate this Agreement, without any premium or penalty whatsoever, by providing the Company with 120 days' prior written notice thereof.


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Section 3.01 REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents and warrants to the Company that:

                  (a) Each of the Seller and the Parent has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as presently conducted. Each of the Seller and the Parent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the conduct of the Seller's or the Parent's business.

                  (b) The sale of Receivables pursuant to this Agreement, the performance of its obligations under this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all requisite corporate action and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets or upon that of the Parent or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it, the Parent or any Subsidiary is a party or by which it, the Parent or any Subsidiary is bound or to which any property or assets of it, the Parent or any Subsidiary is subject, nor will such action result in any violation of the provisions of its articles of incorporation or by-laws or of any statute or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over it, the Parent or any Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or any such regulatory authority or other such governmental agency or body is required to be obtained by or with respect to the Seller, the Parent or any Subsidiary for the sale of Receivables or the consummation of the transactions contemplated by this Agreement.

                  (c) This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and
         (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). This Agreement has been duly executed and delivered by the Parent and constitutes a valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except that the enforceability thereof may be subject to (a) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (d) The Seller is, as of the time of the transfer to the Company of each Receivable being sold to the Company on the Initial Purchase Date, and will be, as of the time of the transfer to the Company of each Receivable sold to the Company on any subsequent Purchase Date, the sole owner of such Receivable free from any lien, security interest, encumbrance or other right, title or interest of any Person. Each Receivable existing on the Initial Purchase Date has been, and in the case of Additional Receivables sold hereafter such Additional Receivables will be, on the applicable Purchase Date, conveyed to the Company free and clear of any Lien.

                  (e) There is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office filed by or against the Seller, the Parent or any Subsidiary or purporting to be filed on behalf of the Seller, the Parent or any Subsidiary covering any interest of any kind in any Receivables which are being, or which hereafter will be, sold to the Company, and the Seller will not execute nor will there be on file in any public office any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to such Receivables, except in each case any financing statements filed in respect of and covering the purchase of the Receivables by the Company pursuant to this Agreement, the security interest created pursuant to the Security Agreement and the security interests created pursuant to the Funding Agreement.

                  (f) All filings and recordings (including pursuant to the UCC) required to perfect the title of the Company in each Receivable sold hereunder have been accomplished and are in full force and effect and the Seller shall at its expense perform all acts and execute all documents reasonably requested by the Company at any time and from time to time to evidence, perfect, maintain and enforce the title or the security interest of the Company or the Collateral Agent in the Receivables and the priority thereof.

                  (g) All Receivables sold and assigned to the Company on the Initial Purchase Date are Eligible Receivables and all Receivables sold and assigned to the Company on any Purchase Date subsequent to the Initial Purchase Date will be Eligible Receivables as of such Purchase Date.

                  (h) As of the Initial Purchase Date, Schedule I to this Agreement is, and as of the applicable Purchase Date with respect to Additional Receivables, Schedule I to the applicable Additional Assignment will be, an accurate and complete listing of all the Receivables as of the Cut-Off Date or the last day of the Settlement Period preceding such Purchase Date, as the case may be, and the information contained therein with respect to such Receivables is true and correct as of such date. As of the Initial Purchase Date the aggregate amount of the Outstanding Principal Receivables was $45,486,051.16.

                  (i) With respect to the Receivables existing as of the Cut-Off Date, this Agreement and the Sale and Assignment referred to in Section 2.01, and, in the case of Additional Receivables sold to the Company hereafter, the related Additional Assignment, constitute a valid sale, transfer and assignment to the Company of all right, title and interest in the Receivables and Additional Receivables and the proceeds thereof, or, if this Agreement does not constitute a sale of such property, it constitutes a grant of a "security interest" in such property to the Company, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement and which will be enforceable with respect to Additional Receivables and the proceeds thereof upon the transfer and assignment of such Additional Receivables to the Company. Upon the filing of the financing statements described in Section 3.01(f) and, in the case of the Additional Receivables hereafter sold to the Company and the proceeds thereof, upon the transfer thereof to the Company, the Company shall have a first priority perfected security or ownership interest in such property. Except as otherwise provided in this Agreement, neither the Seller nor the Parent nor any Subsidiary of the Parent nor any Person claiming through or under the Seller, the Parent or any Subsidiary of the Parent has any claim to or interest in the Collection Account or the Cash Collateral Account.

                  Section 3.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Seller that:

                  (a) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its properties and to transact the business in which it is now engaged or in which it proposes to engage.

                  (b) The purchase by the Company of Receivables pursuant to this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or, except as contemplated hereby and by the Funding Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws or other similar documents of the Company or of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the purchase by the Company of Receivables hereunder.

                  (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  Section 3.03 COVENANTS OF SELLER. The Seller covenants and agrees with the Company as follows:

                  (a) The chief executive office of each of the Seller, the Parent and Wurlitzer is located in Loveland, Ohio. Originals or duplicates of Documents evidencing all Receivables are kept at, and only at, said offices, or at Parent offices located in Loveland, Ohio, and neither the Parent nor the Seller nor Wurlitzer will move its chief executive office or permit the Documents and books evidencing the Receivables to be moved unless (i) the Seller shall have given to the Company and GECC not less than 45 days' prior written notice thereof, clearly describing the new location, and (ii) the Seller shall have taken such action, satisfactory to the Company and GECC, to maintain the title or ownership of the Company and any security interest of, or any filing in respect of title of, the Company or the Collateral Agent in the Receivables at all times fully perfected and in full force and effect.

                  (b) The Seller, the Parent and Wurlitzer shall duly fulfill all obligations on their part to be fulfilled under or in connection with the Receivables, including complying with all requirements of law applicable thereto, and will do nothing to impair the right, title and interest of the Company in the Receivables; PROVIDED, HOWEVER, that an adjustment or compromise of a Receivable pursuant to Section 5.06 shall not be deemed to be a violation of this paragraph.

                  (c) The Seller agrees to indemnify, defend and hold the Company harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorneys' fees and disbursements and amounts paid in settlement) to which the Company may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of, is based upon or relates to (i) a breach by the Seller of any warranty, representation, covenant or agreement contained in this Agreement; (ii) any Receivable sold by the Seller to the Company hereunder on any Purchase Date not being an Eligible Receivable on the date of purchase by the Company; (iii) any breach by the Seller, the Parent or a Subsidiary of any obligation under a Receivable or under any other agreement between the Seller, the Parent or a Subsidiary and the Obligor under the related Receivable or any indebtedness or liability at any time owing to or in favor of such Obligor by the Seller, the Parent or any Subsidiary in connection therewith; (iv) any claim or demand of a Person claiming a Receivable sold by the Seller to the Company hereunder or claiming any interest therein adverse to the Company; or (v) this Agreement or the acquisition or ownership by the Company of the Receivables; provided, that the Seller shall have no liability for any loss, claim or amount pursuant to this clause (v) to the extent that such loss, claim or amount is found to have resulted from the negligence, bad faith or willful misconduct of the Company or a breach by the Company of its obligations hereunder. The obligations of the Seller under this Section 3.03(c) shall be considered to have been relied upon by the Company and shall survive the execution and delivery of this Agreement regardless of any investigation made by the Company or on its behalf.

                  (d) The Seller shall defend each Receivable sold by it to the Company and not repurchased by it against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Company through the Seller, the Parent or a Subsidiary.

                  (e) The Seller will not execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables sold to the Company, except any financing statements filed or to be filed in respect of and covering the purchase of the Receivables by the Company pursuant to this Agreement and the security interest created in favor of the Collateral Agent pursuant to the Funding Agreement.

                   (f) The Seller shall at its expense perform all acts and execute all documents reasonably requested by the Company at any time to evidence, perfect, maintain and enforce the title or the security interest of the Company or the Collateral Agent in the Receivables and the priority thereof. The Seller will, at the reasonable request of a duly authorized officer of the Company, execute and deliver financing statements relating to or covering the Receivables sold to the Company (reasonably satisfactory in form and substance to the Company) and, where permitted by law, the Seller will authorize the Company to file one or more financing statements signed only by the Company.

                  (g) The Seller shall use all reasonable measures to prevent or minimize any loss being realized on a Receivable in which the Company owns an interest and shall take all reasonable steps to recover the full amount of such loss. The Seller shall, at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related goods and merchandise subject thereto. The Seller shall use its best efforts, consistent with prudent servicing procedures, to repossess or otherwise convert the ownership of the goods or merchandise securing any Receivable which becomes an Uncollectible Receivable. The Seller shall follow such practices and procedures for servicing the Receivables as would be customary and usual for a prudent commercial lender under similar circumstances, including using reasonable efforts to realize upon any recourse to the dealer of the goods or merchandise securing a Receivable and selling such goods or merchandise at a public or private sale.

                  (h) The Seller agrees to immediately cease selling Receivables to the

         Company pursuant to this Agreement upon the occurrence of a Wind-Down Date.

                  (i) Except for the sale of Receivables to the Company pursuant to the terms hereof, the Seller shall not sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, unless (x) the obligations of the Seller under this Agreement shall be expressly and effectively assumed by such transferee or purchasing or successor corporation, (y) immediately after giving effect to such sale, transfer or other disposition or consolidation or merger, no Seller Event of Default shall have occurred and be continuing and (z) unless such transferee or purchasing or successor corporation is the Parent, the Seller shall have obtained the prior written consent of GECC; PROVIDED that nothing contained in this Agreement shall prevent the Seller from merging into itself any other corporation which is a Subsidiary of the Parent or acquiring by purchase or otherwise all or any part of the, share capital, other securities or property of any other corporation which is a Subsidiary of the Parent, provided that no Seller Event of Default shall have occurred and be continuing or would result from such transaction.

                  (j) The Seller shall permit the Company, the Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Documents and the related accounts, records and computer systems maintained by the Seller at such times as the Company or the Collateral Agent may reasonably request. Upon instructions from the Company or the Collateral Agent, the Seller shall release any Document to the Company or the Collateral Agent, as the case may be.

                  (k) The Seller shall deliver to the Company, (i) on or before March 30, 1991 and (ii) on each March 30th thereafter, an officer's certificate signed by the President or any Vice President of the Seller, dated as of December 31 of the preceding year, stating that (a) a review of the activities of the Seller during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Seller has fulfilled its obligations under the Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (l) The Seller shall provide such cooperation, information and assistance, and prepare and supply the Company with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by the Seller of its obligations under the Seller Documents, as may be reasonably requested by the Company from time to time in connection with any audit of the financial statements or books and records of the Company.

                  (m) The Seller shall maintain its facility from which it services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as the Seller may select from time to time. The Seller shall make all property tax payments, lease payments and all other payments with respect to such facility. The Seller shall, until the payment in full of all Senior Indebtedness, (i) ensure that the Collateral Agent shall have complete and unrestricted access during regular business hours upon reasonable notice, at the Seller's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain the employees based at such facility to provide assistance to the Collateral Agent and (iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at the current facilities used for such purpose or such other storage facility of similar quality, security and safety as the Seller may select from time to time. The Seller shall cooperate with the Collateral Agent in connection with the writing and development of a conversion program (to be retained by the Collateral Agent) in respect of all computer files relating to the Receivables or the servicing and collection thereof (including but not limited to each of the computer files listed on Schedule 3.03(m) hereto).

                  (n) Seller shall at all times maintain in effect interest-rate cap agreements with respect to no less than 80% of an amount equal to
         (i) the Outstanding Principal Receivables, LESS (ii) the Fixed Amount. With respect to any interest-rate cap purchased or maintained hereunder, Seller shall use its best efforts to secure the acknowledgment of its counterparty that Seller's right to receive payments thereunder is subject to a first priority Lien in favor of the Collateral Agent or shall otherwise assign such right to the Collateral Agent.

                  (o) As long as this Agreement remains in effect, Seller shall deliver or cause to be delivered to Company:

                           (1) Within 30 days after the end of each fiscal
                  month, Parent's consolidated and consolidating unaudited balance sheet as of the close of such month and the related statements of income and cash flow for such month, all prepared by Parent in conformity with GAAP, and accompanied by the certification of Parent's chief executive officer or chief financial officer that such financial statements present fairly the financial position of Parent as at the end of such month and that there is no Seller Event of Default or Collection Agent Event of Default, or event which with the passage of time or the giving of notice or both would constitute a Seller Event of Default or Collection Agent Event of Default.

                           (2) Within 120 days after the close of each fiscal
                  year of the Parent, a copy of Parent's annual financial statements, consisting of a balance sheet and statements of income and cash flow, all prepared in conformity with GAAP, certified without qualification, except for changes in accounting principles with which the accountants agree, litigation or tax controversies which are being contested in good faith, by the independent certified public accountants regularly retained by Parent and acceptable to Seller, and accompanied by a certificate from such accountants to the effect that during the course of their examination they have not become aware of any Seller Event of Default or Collection Agent Event of Default, or event which with the passage of time or giving of notice or both would constitute a Seller Event of Default or Collection Agent Event of Default (it being understood that such accountants shall not be required to undertake any investigation other than as may be required in accordance with generally accepted auditing standards and that such accountants must have actual knowledge of such Seller Event of Default or Collection Agent Event of Default other than of a financial or accounting nature).

                           (3) Not later than December 15 of each year, on a
                  consolidated and consolidating basis;

                                    (i) projected balance sheets for the
                           forthcoming 12 fiscal months, month by month;

                                   (ii) a projected cash flow statement,
                           including reasonable details of cash disbursements, for the forthcoming 12 fiscal months, month by month; and

                                  (iii) a projected income statement for the
                           forthcoming 12 months, month by month, together with appropriate supporting details as requested by Seller.

                           (4) Such other information respecting the business,
                  financial condition or prospects of the Parent or the Seller as Seller or GECC may, from time to time, request.

                  Section 3.04 REPRESENTATIONS AND WARRANTIES DEEMED MADE. The sale of Additional Receivables on each Purchase Date pursuant to Section 2.02 of this Agreement shall be deemed to constitute a representation and warranty by the Seller that the representations and warranties made under Section 3.01 of this Agreement are true and correct on such Purchase Date as if made on such Purchase Date.

                  Section 3.05 RECEIVABLE REPURCHASES. In the event that any Receivable sold by the Seller to the Company on any Purchase Date pursuant to the terms hereof was not an Eligible Receivable on the applicable Purchase Date, the Seller shall repurchase such Receivable on the Settlement Date following the Settlement Period in which (i) the Company or the Collateral

Agent requests the Seller to repurchase such Receivable or (ii) the Seller or the Parent discovers that such Receivable was not an Eligible Receivable on such applicable Purchase Date. The purchase price for any such Receivable shall be an amount equal to the Unpaid Balance thereof as of the last day of the Settlement Period preceding such Settlement Date. The Seller's obligation to repurchase Receivables pursuant to this Section 3.05 shall constitute a Seller Payable.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  Section 4.01 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder on each Purchase Date (including the Initial Purchase Date) shall be subject to the satisfaction of the following conditions:

                  (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on such Purchase Date and the Seller shall be in compliance in all material respects with its respective obligations hereunder.

                  (b) On or prior to such Purchase Date, there shall have been made and there shall be in full force and effect all filings (including, without limitation, UCC filings), recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action as may be necessary or, to the extent requested by the Company, advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of the Company and the Collateral Agent granted pursuant to this Agreement or the Funding Agreement, as the case may be, and the Company and the Collateral Agent shall have received evidence satisfactory to them of all of the foregoing.

                  (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and sub stance to the Company and the Company shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Company may have reasonably requested.

                  (d) The Company shall be permitted by the Funding Agreement to purchase Receivables on such Purchase Date and shall have cash in the Collection Account or shall have obtained funding from Edison in an amount sufficient to fund such purchase.

                  (e) The Seller shall be in compliance in all material respects with its obligations hereunder.

                  (f) No Company Event of Default described in clause (d) or (e) of the definition of Company Event of Default shall have occurred and be continuing.

                  (g) No Seller Event of Default shall have occurred and be continuing.

                  (h) The Wind-Down Date shall not have occurred.

                  (i) No Collection Agent Event of Default as defined in Section
         5.05 hereof shall have occurred.

                  (j) Each of the Parent Credit Agreement and the Intercreditor Agreement shall be in full force and effect and no event of default under the Parent Credit Agreement shall have occurred and be continuing.

                  (k) The Guaranty Letter of Credit shall be in full force and effect and there shall be available for drawing thereunder an amount that is not less than 2% of the Outstanding Principal Receivables after giving effect to the purchase to be made on such Purchase Date.

                  (l) The Seller and GECC shall have received Support Agreements executed by the chief executive officer, treasurer and data processing manager of the Parent and the president and data processing manager of the Seller.


                                    ARTICLE V

                ADMINISTRATION, COLLECTIONS AND OTHER OBLIGATIONS

                  Section 5.01 APPOINTMENT OF COLLECTION AGENT. Until such time as the Company shall notify the Seller in writing pursuant to Section 5.05 hereof of the revocation of such power and authority, the Company hereby appoints the Seller as its agent ("Collection Agent") to collect all amounts owing under or on account of all Receivables purchased by the Company from the Seller and to perform as administrative agent for the Company all tasks and duties in connection therewith that may be necessary or advisable and permitted for carrying out the transactions contemplated by this Agreement and the Funding Agreement. The Collection Agent shall keep separate records on behalf of the Company covering the transactions contemplated by this Agreement including the identity and collection status of each Receivable purchased by the Company from the Seller and the Seller Payables. In collection of the Receivables, the Collection Agent shall exercise the same care that it has exercised in handling similar matters for its own account, and shall create and administer policies and practices consistent with the policies and practices applied in handling similar matters for its own account and as if it had not sold the Receivables to the Company. The Collection Agent is further authorized, upon prior notice to GECC and subject to Section 5.05, to delegate certain of its service, collection, enforcement and administrative duties hereunder with respect to the Receivables to the Parent or, with the prior written consent of GECC, to any other Person who agrees to conduct such duties in accordance with this Agreement; PROVIDED, HOWEVER, that the Collateral Agent shall have notified S&P and Moody's in writing in advance of any such proposed delegation of its duties to a Person other than the Parent and neither S&P nor Moody's shall have advised that it would or might reduce the rating of the Commercial Paper as a result thereof; and PROVIDED FURTHER, that no delegation will relieve the Collection Agent of its liability and responsibility with respect to such duties. Upon the revocation of the power and authority granted pursuant to the first sentence of this Section 5.01, the Company shall appoint a successor Collection Agent in accordance with Section 5.05 hereof.

                  Section 5.02 COLLECTIONS. (a) The Seller shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations and with reasonable care and diligence. The Seller will keep and maintain at its own cost and expense satisfactory and complete records of the Receivables sold to the Company by it, including, but not limited to, a record of all payments received and all other dealings therewith, and the Seller will make the same available to the Company at any reasonable time upon demand. The Seller shall, at its own cost and expense, deliver such books and records and all Documents relating to the Receivables to the Company or to its representatives at any time upon its demand. The Seller shall identify in form and manner satisfactory to the Company, such Receivables and the other books, records and Documents of the Seller pertaining to such Receivables with an appropriate reference to the fact that such Receivables have been sold and assigned to the Company and that the Company is the lawful owner thereof and has legal title therein. All payments made by obligors with respect to the Receivables are required to be sent to P.O. Box 691395, Cincinnati, Ohio 45269-1395 (the "Lockbox Account") maintained with The Provident Bank. The Lockbox Account shall be established by the Seller and the Collection Agent in the name of, and for the benefit of, the Collateral Agent pursuant to a lockbox agreement in form and substance satisfactory to the Company and the Collateral Agent and containing terms substantially the same as the form of Blocked Deposit Agreement attached as Annex F hereto. Exclusive dominion and control of the Lockbox Account shall be vested in the Collateral Agent, subject to the right of the Collection Agent to have access thereto for purposes of its collection and servicing duties hereunder. The Seller shall have no right to make withdrawals from the Lockbox Account. The Collection Agent's right of access to the Lockbox Account shall be revocable at the option of the Collateral Agent upon the occurrence of any Seller Default, Seller Event of Default or Collection Agent Event of Default. In addition, after the occurrence of any Seller Default, any Seller Event of Default or any Collection Agent Event of Default, the Seller agrees that it shall, upon the written request of the Company or the Collateral Agent, notify all Obligors under Receivables sold to the Company by it to make payment thereof to (i) one or more other bank accounts and/or post-office boxes designated by the Company or the Collateral Agent and specified in such notice or (ii) any successor Collection Agent appointed hereunder.

                  (b) The Seller and the Collection Agent shall cause to be established, and shall maintain thereafter, Account No. 0918906 (the "Blocked Deposit Account") with The Provident Bank. The Blocked Deposit Account shall be established in the name, and for the benefit, of the Collateral Agent pursuant to a Blocked Deposit Agreement. The Collateral Agent shall have exclusive dominion and control over, and the sole right of withdrawal from, the Blocked Deposit Account. All funds received in the Lockbox Account shall be transferred on the date received to the Blocked Deposit Account. In the event that, notwithstanding the requirement that all Obligors be required to make payments directly to the Lockbox Account, any Collections of Receivables are received by the Seller, the Parent or the Collection Agent, such Collections shall be deposited into the Lockbox Account or the Blocked Deposit Account on the date received. The Collateral Agent shall on each Business Day cause the Collections on deposit in the Blocked Deposit Account to be transferred to an account designated by the Collection Agent; PROVIDED that the Collateral Agent shall retain in the Blocked Deposit Account on each day its estimate of the amount, if any, by which (A) the sum of (1) the Collections of Finance Charge Receivables received in the Blocked Deposit Account during the current Settlement Period and
(2) the excess, if any, of the Collections of Principal Receivables received in the Blocked Deposit during the current Settlement Period over the principal amount of new retail installment sale contracts acquired by the Seller during such Settlement Period that meet the criteria to be Eligible Receivables, exceeds (B) an amount equal to the product of (x) the Daily Accrual Factor for such day and (y) the amount available to be drawn on the Deposits Letter of Credit on such day. All Collections released to the Seller pursuant to this
Section 5.02(b), will, pending remittance to the Collection Account as provided in Section 5.03 hereof, be held by the Seller for the benefit of the Company and shall be payable to the Company in accordance with Section 5.03 hereof.

                  (c) In performing its duties and obligations hereunder, the Collection Agent (i) shall not impair the rights of the Company in any Receivable, (ii) shall not amend the terms of any Receivable such that the maturity of any payment due thereunder is extended more than 180 days, (iii) shall not release any goods or merchandise securing a Receivable from the lien created by such Receivable except as specifically provided for herein, and (iv) shall be entitled to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any goods or merchandise securing such Receivable. In the event that the Collection Agent shall breach any of its covenants set forth in clauses (i), (ii) or (iii) of this Section 5.02(c), the Collection Agent shall repurchase each Receivable affected thereby on the Settlement Date following the Settlement Period in which such breach occurs for a purchase price equal to the Unpaid Balance of such Receivable as of the last day of such Settlement Period. For the purposes of Section 5.05 hereof, the Collection Agent shall not be deemed to have breached its obligations under this Section 5.02(c) unless it shall fail to so purchase any Receivable affected by the Collection Agent's noncompliance with clauses (i), (ii) or (iii) of this
Section 5.02(c).

                  (d) All payments or other amounts collected or received by the Collection

Agent in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable and allocated first to the amount of any outstanding Finance Charge Receivables due in respect thereof and then to the amount of any Principal Receivables due in respect thereof.

                  Section 5.03 APPLICATION OF COLLECTIONS. (a) On the second Business Day preceding each Settlement Date (a "Deposit Date"), (1) the Collection Agent shall deposit or cause to be deposited in the Collection Account an amount equal to (i) the aggregate purchase price of all Receivables being purchased by the Collection Agent on such Settlement Date pursuant to
Section 5.02(c) hereof PLUS (ii) the aggregate amount of all Collections released to it pursuant to Section 5.02(b) during the immediately preceding Settlement Period MINUS (iii) the amount of any SWAP Advances made by the Collection Agent out of such Collections pursuant to Section 5.10 hereof, (2) the Seller shall deposit or cause to be deposited in the Collection Account the aggregate amount of Seller Payables with respect to the immediately preceding Settlement Period (including, but not limited to, the amount of any Interest Deficiency Payment for such Settlement Period pursuant to Section 5.07 hereof and the amount of the aggregate purchase price for any Receivables being repurchased on such Settlement Date pursuant to Section 3.05 hereof), (3) following a Settlement Period with respect to which a SWAP Excess existed, the Collateral Agent shall transfer from the SWAPs Sub-Account of the Collection Account to the Collection Account an amount equal to the lesser of (i) the amount of the SWAP Excess and (ii) the amount then on deposit in the SWAPs Sub-Account of the Collection Account and (4) the Collateral Agent shall transfer from the Blocked Deposit Account to the Collection Account any amounts retained in the Blocked Deposit Account as of the close of business on the last day of the immediately preceding Settlement Period in accordance with Section 5.02(b). On the fifth Settlement Date following each Settlement Date on which the Parent makes a Loss Shortfall Payment (as defined in the Guaranty) to the Guarantor pursuant to Section 9(a) of the Guaranty, the Guarantor shall deposit or cause to be deposited in the Collection Account an amount equal to such Loss Shortfall Payment. On each Settlement Date, the Collateral Agent shall deposit or cause to be deposited in the Collection Account the proceeds of any Commercial Paper sold on such Settlement Date and any Loans made by Edison on such Settlement Date, in each case to the extent such proceeds are not used to pay Commercial Paper maturing on such Settlement Date.

                  (b) On each Settlement Date, the Company shall apply the amounts then on deposit in the Collection Account (including any proceeds of any Commercial Paper sold on such Settlement Date and any Loans made by Edison on such Settlement Date, in each case to the extent such proceeds are not used to pay Commercial Paper maturing on such Settlement Date) to the payment of the following amounts in the following order of priority:

                  (i) an amount equal to (1) the Aggregate Interest Component for the preceding Settlement Period LESS (2) the amount, if any, by which the SWAP Excess with respect to such Settlement Period, if any, exceeds the amount on deposit in the SWAPs Sub-Account of the Collection Account at the opening of business on the preceding

         Deposit Date, shall be paid to Edison,

                 (ii) the amount of interest accrued during the preceding Settlement Period with respect to all Loans that were repaid during such Settlement Period with the proceeds of Commercial Paper shall be paid to Edison,

                (iii) an amount equal to (1) the SWAP Shortfall with respect to the preceding Settlement Period LESS (2) the amount of any SWAP Advances made by the Collection Agent out of the Collections for such Settlement Period, shall be transferred to the SWAPs Sub-Account of the Collection Account and applied in accordance with Section 5.03(c),

                 (iv) an amount equal to the lesser of (1) the Purchase Discount Collections for the preceding Settlement Period and (2) the amount, if any, by which (x) the sum of the Receivable Losses Funding Amount for the preceding Settlement Period PLUS the Outstanding Unpaid Receivable Losses Funding Amount for all prior Settlement Periods exceeds (y) the Excess Finance Charge Amount for such preceding Settlement Period, shall be paid to Edison,

                  (v) the amount of interest accrued during the preceding Settlement Period with respect to all Loans which remain outstanding on the last day of such Settlement Period shall be paid Edison,

                 (vi) the Purchase Price of Additional Receivables, if any, being purchased on such Settlement Date pursuant to Section 2.02 shall be paid to the Seller,

                (vii) on each Settlement Date prior to the Wind-Down Date, an amount equal to (1) the Purchase Discount Collections for the preceding Settlement Period LESS (2) the amount, if any, by which (x) the sum of the Receivable Losses Funding Amount for the preceding Settlement Period PLUS the Outstanding Unpaid Receivable Losses Funding Amount with respect to all prior Settlement Periods exceeds (y) the Excess Finance Charge Amount for such preceding Settlement Period, representing a portion of the Deferred Purchase Price created pursuant to Section 2.03, shall be paid to the Seller,

               (viii) prior to the Termination Date and provided that no Seller Default or Seller Event of Default shall have occurred and be continuing, the Recoveries with respect to the preceding Settlement Period shall be paid to the Seller,

                 (ix) an amount equal to the Program Fee for the preceding Settlement Period shall be used to pay the Guaranty Fee for such preceding Settlement Period to GECC and any remaining balance of such Program Fee shall be paid to Edison,

                  (x) the Servicing Fee for the preceding Settlement Period shall be paid to the Seller or, if the Seller is no longer the Collection Agent, to the successor Collection Agent,

                  (xi) the amount of any outstanding Loans shall be paid to Edison,

                (xii) an amount equal to the lesser of (1) the Recoveries with respect to the preceding Settlement Period and (2) the amount of any unreimbursed payments made by the Guarantor pursuant to Section 2 of the Guaranty, shall be paid to the Guarantor, and

               (xiii) the balance, if any, shall be paid to Edison to reduce amounts outstanding under the Funding Agreement.

                  (c) Any amounts received from any SWAP Counterparty on any SWAP Payment Date shall be deposited in the SWAPs Sub-Account of the Collection Account. On each SWAP Payment Date, amounts on deposit in the SWAPs Sub-Account of the Collection Account (including any amounts received from any SWAP Counterparty on such SWAP Payment Date) shall be applied by the Collateral Agent to the payment of any amounts owing to any SWAP Counterparty on such SWAP Payment Date. On each SWAP Payment Date, the excess of (x) any amounts remaining on deposit in the SWAPs Sub-Account of the Collection Account after the payment in full of all amounts owing to each SWAP Counterparty on such SWAP Payment Date OVER (y) the Cumulative SWAP Payable as of such date for any SWAPs not payable on such SWAP Payment Date, shall be transferred by the Collateral Agent to the Collection Account and used for the payment of amounts owing to Edison under the Funding Agreement.

                  (d) If as of the close of business on any Settlement Date, the amount on deposit in the SWAPs Sub-Account of the Collection Account exceeds the Cumulative SWAP Payable as of such date, then the amount of such excess shall be transferred by the Collateral Agent to the Collection Account and used for the payment of amounts owing to Edison under the Funding Agreement.

                  Section 5.04 SETTLEMENT STATEMENTS; WEEKLY REPORTS. (a) Not later than the sixth Business Day following the last day of each Settlement Period, the Seller shall deliver or cause to be delivered to the Company, Edison and GECC a report in the form of Annex A hereto (each such report, a "Portfolio Settlement Statement"). Not later than the tenth Business Day following the last day of each Settlement Period, the Collateral Agent shall deliver to the Com-pany, the Seller, Edison and GECC a report in the form of Annex B hereto (each such report, a "Settlement Statement").

                  (b) Not later than 10:00 a.m. on the second Business Day in each calendar week, the Seller shall deliver or cause to be delivered to the Collateral Agent a report (each such report, a "Weekly Activity Report") in the form of Annex G hereto with respect to the Receivables origination and collection activity during the preceding calendar week.

                  Section 5.05 APPOINTMENT OF SUCCESSOR COLLECTION AGENT. Upon the occurrence of any of the following events (each a "Collection Agent Event of Default"), and so long as such Collection Agent Event of Default shall continue unremedied:

                  (a) failure by the Seller to make any payments required to be made by it hereunder or pursuant to any other Seller Document on the day on which such payment is required to be made;

                  (b) failure on the part of the Seller duly to observe or perform in any respect any other covenants or agreements of the Seller contained herein or in any other Seller Document which continues unremedied for a period of 15 days after written notice thereof; or the delegation by the Seller of its duties hereunder, except as expressly permitted in accordance with the terms hereof;

                  (c) any representation, warranty or certification made by the Seller herein or in any other Seller Document proves to have been incorrect when made and which continues to be incorrect for a period of 15 days after written notice thereof;

                  (d) a Seller Event of Default described in clauses (b) or (c) of the definition of Seller Event of Default in this Agreement shall have occurred and be continuing;

                  (e) the occurrence of an event of default under the Parent Credit Agreement;

                  (f) the Parent's Tangible Net Worth at any time shall be less than $40,000,000;

                  (g) the Parent's ratio of EBITDA (excluding any expenses in connection with the closing of any factory of Parent) to Interest at any time shall be less than 2.0:1, with EBITDA and Interest calculated monthly based upon a rolling twelve-month period;

                  (h) the Parent's ratio of Total Liabilities to Tangible Net Worth shall be more than 2.5:1;

                  (i) the Seller shall pay any dividend on its capital stock or repurchase any shares thereof and, on the date of such payment or repurchase (after giving effect to such payment or repurchase), Seller's Book Net Worth is less than $4,000,000 based upon Seller's most recent financial statements submitted to the Company; or

                  (j) the Parent shall employ any person as its chief executive officer, treasurer or date processing manager, or the Seller shall employ any person as its president or data processing manager, unless in each such case such person has executed and delivered to the Company and GECC a Support Agreement;

the Company may, and upon the direction of GECC shall, notify the Seller in writing of the revocation of the Seller's appointment as the Company's Collection Agent hereunder. In addition, at any time following the occurrence of a Wind-Down Date, the Company may, and upon the direction of GECC shall notify the Seller in writing of the revocation of the Seller's appointment as Collection Agent hereunder. Upon revocation of the Seller's appointment as Collection Agent hereunder, the Company shall appoint GECC as its Collection Agent and GECC shall perform all of the duties required of the Collection Agent hereunder. In addition, following the receipt of such a written revocation notice, the Seller will (i) deliver and turn over to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent all the Seller's books and records pertaining to the Receivables and the servicing thereof including, without limitation, all original sales slips, invoices, credit files and computer tapes or disks relating to Receivables and/or (ii) subject to the rights of any owner of any such premises or equipment that is leased by the Seller, allow the Collateral Agent to occupy the premises of the Seller where such books, records, contracts, credit files and computer tapes are maintained and utilize such premises, the equipment thereon and any personnel of the Seller that the Collateral Agent may wish to employ, to administer, service and collect the Receivables.

                  The Seller agrees that upon receipt of written notification from the Company of the revocation of the Seller's appointment as Collection Agent hereunder, the Seller shall upon the written request of the Company (which request may be contained in the notification of revocation) (i) notify all Obligors under the Receivables sold to the Company by the Seller to make payment thereof to a bank account(s) designated by the Company and specified in such notice, and (ii) pay to the Company immediately all Collections then held or thereafter received by the Seller of Receivables sold by it to the Company together with all other payment obligations of the Seller hereunder owing to the Company.

                  Section 5.06 COMPROMISE AND ADJUSTMENT. The Seller or the Parent shall be entitled to compromise, adjust, modify or cancel any indebtedness evidenced by any Receivable sold to the Company, or settle any dispute, claim, suit or legal proceeding relating thereto all in accordance with its then current business practices; PROVIDED, HOWEVER, that in such event the Seller shall deposit an amount of cash equal to any reduction in the amount payable under such Receivable (an "Adjustment Payment") into the Collection Account on the Deposit Date following the Settlement Period in which such event occurs.

                  Section 5.07 INTEREST DEFICIENCY PAYMENTS. On each Deposit Date, the Seller shall deposit into the Collection Account an amount with respect to the preceding Settlement Period (an "Interest Deficiency Payment") equal to (a) the Carrying Costs for such Settlement Period less (b) that portion of the aggregate amount scheduled to be paid on the Receivables during such Settlement Period which is allocable to Finance Charge Receivables.

                  Section 5.08 NET DEPOSITS. For so long as the Seller shall be the Collection Agent hereunder, the Seller may make any remittances required to be made to the Collection Account on any Deposit Date pursuant to Section 5.03(a) hereof net of any amounts which are to be distributed to the Seller on the related Settlement Date pursuant to clauses (vi), (vii), (viii) and (x) of
Section 5.03(b) hereof, as specified in the Settlement Statement in respect of such Settlement Period.

                  Section 5.09 SWAPS. Subject to the terms and conditions set forth herein and in Section 5.3(d) of the Funding Agreement, the Company shall, from time to time, upon receipt of not less than ten Business Days' prior notice from the Seller (any such notice, a "SWAP Notice"), enter into one or more SWAPs in the aggregate notional principal amount specified in such SWAP Notice; PROVIDED that the aggregate notional principal amount of all SWAPs outstanding at any time may not exceed $40,000,000. Each SWAP Notice shall designate (i) the aggregate notional principal amount of the related SWAP (which notional principal amount may not be less than $20,000,000), (ii) the term of the related SWAP (which term may not be less than three years nor extend beyond the Expiration Date then in effect) and (iii) the Business Day (not earlier than the tenth Business Day following the date of such SWAP Notice) by which the Company shall enter into the related SWAP. The Company shall not enter into any SWAP unless the Company shall have notified the Seller of the pricing terms applicable to such SWAP and the Seller shall have approved such pricing terms. The Company shall not terminate any SWAP prior to the occurrence of a Wind-Down Date. Upon or at any time following, the occurrence of a Wind-Down Date, the Company may, in its sole discretion, elect to terminate any SWAP.

                  Section 5.10 SWAP ADVANCES. In the event that, on the Business Day preceding any SWAP Payment Date, the amount on deposit in the SWAPs Sub-Account of the Collection Account is insufficient to make the payments due from the Company to all SWAP Counter parties under all SWAPs on such SWAP Payment Date (the amount of such insufficiency, a "SWAP Deficit"), the Collection Agent shall, to the extent available, remit Collections of Finance Charge Receivables then held by the Collection Agent in an amount equal to such SWAP Deficit to the SWAPs Sub-Account of the Collection Account (any amount so remitted, a "SWAP Advance"). Collections required to be remitted by the Collection Agent pursuant to this Section 5.10 on the Business Day preceding any SWAP Payment Date shall be made to the SWAPs Sub-Account of the Collection Account no later than 12:00 noon, New York City time, on the Business Day preceding such SWAP Payment Date.

                  Section 5.11 GRANT OF SECURITY INTEREST; REMEDIES. (a) As security for the prompt payment or performance in full when due of all of the KAC Obligations, the Seller hereby assigns and pledges to the Company a security interest in and lien upon, all of the Seller's right, title, and interest in and to the following, in each case whether now or hereafter existing or in which the Seller now has or hereafter acquires an interest and wherever the same may be located (collectively, the "Seller Collateral");

                  (i) all retail installment sale contracts, chattel paper and/or accounts that have not been sold to the Company pursuant to Sections 2.01 or 2.02 hereof, together with all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof;

                  (ii) the Retail Purchase Agreement, including (i) all rights of the Seller to receive moneys due and to become due under or pursuant to the Retail Purchase Agreement, (ii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Retail Purchase Agreement, (iii) claims of the Seller for damages arising out of or for breach of or default under the Retail Purchase Agreement and (iv) the right of the Seller to amend, waive or terminate the Retail Purchase Agreement, to perform under the Retail Purchase Agreement and to compel performance and otherwise exercise all remedies and rights under the Retail Purchase Agreement;

                  (iii) the Blocked Deposit Account, all funds held in the Blocked Deposit Account and all certificates and instruments, if any, from time to time representing or evidencing each such account;

                  (iv) the Lockbox Account, all funds held in the Lockbox Account, and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Account or such funds; and

                  (v) all proceeds, accessions, substitutions, rents and profits of any and all of the foregoing.

                  (b) If any KAC Obligation is not paid when due, then the Company may exercise in respect of the Seller Collateral, in addition to any and all other rights and remedies otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and may take the following remedial actions:

                  (i) The Company may, without notice except as specified below, solicit and accept bids for and sell the Seller Collateral or any part of the Seller Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Company's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Company may deem commercially reasonable. The Seller agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Company shall not be obligated to make any sale of Seller Collateral regardless of notice of sale having been given. The Company may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Seller in and to the Seller Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Seller, any Person claiming the Seller Collateral through the Seller and their respective successors or assigns.

                  (ii) Upon the completion of any sale under subsection (i) above, the Seller will deliver or cause to be delivered all of the Seller Collateral sold to the purchaser or pur chasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Company or by any purchaser, the Seller shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

                  (iii) At any sale under subsection (i) above, the Company or the Collateral Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

                  (iv) The Company may exercise at the Seller's expense any and all rights and remedies of the Seller under or in connection with the Retail Purchase Agreement or the other Seller Collateral, including any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provisions of, the Retail Purchase Agreement.


                                   ARTICLE VI

                                PARENT GUARANTEE

                  Section 6.01 UNCONDITIONAL PARENT GUARANTEE. For valuable consideration, and to induce the Company to enter into this Agreement and Edison to enter into the Funding Agreement, Parent hereby guarantees to the Company and the Collateral Agent the performance of all obligations of the Seller pursuant to this Agreement, including, without limitation, the performance of all covenants and agreements herein set forth, the payment of all Seller Payables and the deposit of all Collections in accordance with the terms hereof, notwithstanding the occurrence of any Seller Default, Seller Event of Default or Collection Agent Event of Default, or any termination of this Agreement. Parent hereby unconditionally agrees that upon any default in the performance or payment of any of Seller's obligations under this Agreement, Parent shall immediately perform or pay the same without setoff or counterclaim or any other deduction whatsoever.

                  Section 6.02 VALIDITY. The obligation of Parent pursuant to
Section 6.01 hereof shall be unconditional regardless of the genuineness, validity, regularity, or enforceability of the obligations of the Seller pursuant to this Agreement or, to the fullest extent permitted by law, any other circumstance that might constitute a legal or equitable discharge of a surety or guarantor.

                  Section 6.03 WAIVERS. Parent hereby expressly waives diligence, presentment, protest, and any requirement that any right or power be exhausted or any action be taken against the Seller and all notice and demand whatsoever.

                  Section 6.04 SUBROGATION. Parent shall not exercise any rights it may acquire by way of subrogation, in whole or in part, to the rights of the Company or the Collateral Agent against the Seller until the Company shall have received payment in full of all of the Sellers' obligations under this Agreement. Parent agrees that, to the fullest extent permitted by law, as between Parent and the Company or the Collateral Agent, any amounts due pursuant to this Article VI may be declared to be immediately due and payable as provided herein notwithstanding any stay, injunction, or other prohibition preventing such declaration as against the Seller and that, in the event of such declaration, such obligations (whether or not due and payable by the Seller) shall immediately become due and payable by Parent for purposes of, and to the extent provided in, this Article VI.

                  Section 6.05 GRANT OF SECURITY INTEREST; REMEDIES. (a) As security for the prompt payment or performance in full when due of all of the obligations of the Parent hereunder (the "Parent Obligations"), the Parent (i) hereby assigns and pledges to the Company a security interest in and lien upon, all of the Parent's right, title, and interest in and to all issued and out-standing capital stock of the Seller at any time owned by the Parent (the "Stock") together with all proceeds thereof (the Stock and all such proceeds, the "Parent Collateral") and (ii) hereby pledges and deposits as security with the Company the Stock owned by the Parent on the date hereof and delivers to the Company certificates therefor accompanied by stock powers duly executed in blank by the Parent or such other instruments or transfer as are acceptable to the Company.

                  (b) If the Parent shall acquire (by purchase, stock dividend or otherwise) any additional Stock at any time or from time to time after the date hereof, the Parent will forthwith pledge and deposit such Stock as security with the Company and deliver to the Parent certificates therefor accompanied by stock powers duly executed in blank by the Parent or such other instruments of transfer as are acceptable to the Company.

                  (c) Unless and until the Parent shall have failed to perform any of its obligations hereunder when due (any such failure, a "Parent Event") the Parent shall be entitled to vote any and all Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or any other instrument or agreement referred to herein, or which would have the effect of impairing the position or interests of the Company. All such rights of the Parent to vote and to give consents, waivers and ratifications shall cease in case a Parent Event shall occur and be continuing.

                  (d) Unless and until a Parent Event shall have occurred and be continuing, all cash dividends payable in respect of the Stock shall be paid to the Parent. The Company shall be entitled to receive directly, and to retain as part of the Collateral: (i) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Stock; (ii) all other or additional stock or other securities or property paid or distributed in respect of the Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
(iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

                  (e) In case a Parent Event shall have occurred and be continuing, the Company shall be entitled to exercise all of the rights, powers and remedies of secured party upon default under the UCC (such rights and remedies to be cumulative and non-exclusive), and the Company shall be entitled, without limitation, to exercise the following rights, which the Parent hereby agrees to be commercially reasonable:

                  (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6.05(d) to the Parent;

                  (ii) to transfer all or any part of the Stock into the Company's name or the name of its nominee or nominees;

                  (iii) to vote all or any part of the Stock (whether or not transferred into the name of the Company) and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Parent hereby irrevocably constituting and appointing the Company the proxy and attorney-in-fact of the Parent, with full power of substitution to do so); and

                  (iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem of otherwise (all of which are hereby waived by the Parent), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and its absolute discretion may determine, provided that at least ten days' notice of the time and place of any such sale shall be given to the Parent. The Parent hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Parent Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Company or the Collateral Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Company nor the Collateral Agent shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                  (f) All moneys collected by the Company upon any sale or other disposition of the Collateral, together with all other moneys received by the Company hereunder, shall be applied to the payment of all costs and expenses incurred by the Company in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys fees and expenses), and the balance of such moneys shall be held by the Company and applied by it to satisfy the Parent Obligations. Upon payment in full of all such Parent Obligations, any remaining balance will be paid to the Parent.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.01 NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by telecopier or prepaid telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

                  If to the Company:

                           Retailer Funding Corporation
                           c/o Edison Asset Securitization, L.L.C.
                           3001 Summer Street, 2nd Floor

                           Stamford, Connecticut  06927
                           Attention:  Manager, Conduit Administration
                           Telephone No.:  (203)961-5488
                           Telecopier No.:  (203) 961-2953


                  with a copy to:

                           General Electric Capital Corporation
                           7840 Roswell Road
                           Building 100 - Suite 200
                           Atlanta, Georgia  30350
                           Attention:  William Mayer
                           Telephone No.:  (770) 353-2477
                           Telecopier No.:  (770) 353-2356


                  If to the Seller:

                           Keyboard Acceptance Corporation
                           422 Wards Corner Road
                           Loveland, Ohio  45140
                           Attention:  Perry Schwartz
                           Telephone No.:  (513) 576-4518
                           Telecopier No.: (513) 576-4588


                  If to the Parent:

                           Baldwin Piano & Organ Company
                           422 Wards Corner Road
                           Loveland, Ohio  45140
                           Attention:  Perry Schwartz
                           Telephone No.:  (513) 576-4518
                           Telecopier No.: (513) 576-4588


                  If to GECC or the Collateral Agent:

                           General Electric Capital Corporation

                           7840 Roswell Road
                           Building 100 - Suite 200
                           Atlanta, Georgia  30350
                           Attention:  William Mayer
                           Telephone No.:  (770) 353-2477
                           Telecopier No.:  (770) 353-2356



                  with copies to:

                           General Electric Capital Corporation
                           101 East Ridge Road
                           Danbury, Connecticut  06810
                           Attention:  Sean P. Dunn
                           Telephone No.:  (203) 830-6244
                           Telecopier No.: (203) 830-6297


                  and

                           General Electric Capital Corporation
                           3001 Summer Street
                           Stamford, Connecticut  06927
                           Attention:  James Zollo
                           Telephone No.:  (203) 357-3722
                           Telecopier No.: (203) 357-3555


                  If to Edison:


                           Edison Asset Securitization, L.L.C.
                           c/o General Electric Capital Corporation
                           3001 Summer Street, 2nd Floor
                           Stamford, Connecticut  06927
                           Attention:   Manager, Conduit Administration
                           Telephone:  (203) 961-5488
                           Facsimile:    (203) 961-2953


                  with copies to:


                           General Electric Capital Corporation
                           3001 Summer Street, 2nd Floor

                           Stamford, Connecticut  06927
                           Attention:   Manager, Conduit Administration
                           Telephone:  (203) 961-5488
                           Facsimile:    (203) 961-2953


                  Section 7.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Seller, the Parent and the Company and their respective successors and assigns and shall inure to the benefit of the Seller, the Parent and the Company and their respective successors and assigns; PROVIDED that, except as permitted by Section 5.01 hereof, neither the Seller nor the Parent shall assign any of its rights or obligations hereunder without the prior written consent of the Company, Edison and GECC. The parties hereto expressly agree and consent to any merger of the Company with and into Retailer Funding, L.L.C., a Delaware limited liability company ("RFLLC") and acknowledge and agree that from and after the date of such merger RFLLC shall be the Company for all purposes of this Agreement with all of the rights and obligations of the Company hereunder. Except as expressly permitted hereunder or in any of the Company Documents, the Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Seller and GECC.

                  Section 7.03 SEVERABILITY CLAUSE. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 7.04 AMENDMENTS; GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought and shall be construed in accordance with and governed by the laws of the State of New York.

                  Section 7.05 SELLER'S OBLIGATIONS. It is expressly agreed that, anything in this Agreement contained to the contrary notwithstanding, the Seller, Wurlitzer and Parent shall be liable to perform all of the obligations assumed by them under each Receivable and the Company shall have no obligations or liability under the Receivables to any Obligor thereunder by reason of or arising out of this Agreement nor shall the Company be required or obligated in any manner to perform or fulfill any of the obligations of the Seller or the Parent under or pursuant to any Receivable.

                  Section 7.06 SERVICING FEE. Subject to the provisions of
Section 5.03(b) hereof, the Company agrees to pay to the Collection Agent or any successor Collection Agent, as the case may be, on each Settlement Date an amount (the "Servicing Fee") in respect of its collection agent and related duties hereunder during the immediately preceding Settlement Period equal to the excess, if any, of (i) the aggregate Collections received during the immediately preceding Settlement Period allocable to Finance Charge Receivables over (ii) the sum of (1) the Carrying Costs for such immediately preceding Settlement Period, (2) the Receivable Losses Funding Amount with respect to such immediately preceding Settlement Period and (3) the Outstanding Unpaid Receivable Losses Funding Amount for all prior Settlement Periods.

                  If any funds remain on deposit in the Collection Account on the Expiration Date or any Collections of Receivables are received thereafter, and after the payment in full of all of the Company's obligations under the Funding Agreement, the Purchase Agreement, the Guaranty or in any other agreement or document related thereto, an amount equal to such funds shall be paid by the Company to the Seller as a special termination fee under this Agreement.

                  Section 7.07  SUBORDINATION OF DEFERRED PURCHASE PRICE.

                  (a) SUBORDINATION OF LIABILITIES. The Seller, for itself and its successors and assigns, covenants and agrees that, except as provided in
Section 5.03(b), the Deferred Purchase Price is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as defined in paragraph (f) of this Section 7.07). The provisions of this Section 7.07 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  (b) COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO DEFERRED PURCHASE PRICE. (i) Except to the limited extent provided in Section 5.03(b) hereof, no payment shall be made in respect of the Deferred Purchase Price until the Senior Indebtedness shall have been paid in full.

                  (ii) In the event that notwithstanding the provisions of the preceding subsection (i) of this paragraph (b), the Company shall make any payment on account of the Deferred Purchase Price at a time when payment is not permitted by said subsection (i), such payment shall be held by any recipient of such payment, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application PRO RATA to the extent necessary to pay all Senior Indebtedness in full accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  (c) DEFERRED PURCHASE PRICE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceeding or upon an assignment for the benefit of creditors or otherwise):

                  (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest (including postpetition interest) and all other amounts due thereon before the holders of the Deferred Purchase Price are entitled to receive any payment on account thereon;

                 (ii) any payment or distributions of assets of the Company or any kind or character, whether in cash, property or securities to which the holders of the Deferred Purchase Price would be entitled except for the provisions of this Section 7.07, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                (iii) in the event that, notwithstanding the foregoing provisions of this paragraph (c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by holders of the Deferred Purchase Price on account of any Deferred Purchase Price before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  (d) SUBROGATION. Subject to the prior payment in full of all Senior Indebtedness, the holders of the Deferred Purchase Price shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Senior Indebtedness shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holders of the Deferred Purchase Price by virtue of this paragraph (d) which otherwise would have been made to the holders of the Deferred Purchase Price shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Deferred Purchase Price be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 7.07 are and are intended solely for the purpose of defining the relative rights of the holders of the Deferred Purchase Price on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  (e) SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by an act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions hereof or any agreement related hereto or of the Funding Agreement or any agreement related thereto regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holders of the Deferred Purchase Price with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder or the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holders of the Deferred Purchase Price.

                  (f) SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all indebtedness whether principal, interest (post-petition or otherwise), fees or any other amount of the Company owing under (i) the Funding Agreement and all documents and instruments referred to therein including, without limitation, the Loans and the Guaranty, and (ii) any renewal, extension, restatement or refunding of any of the obligations referred to in the preceding clause (i), PROVIDED that Senior Indebtedness shall not include the Deferred Purchase Price.

                  (g) TRANSFER OF DEFERRED PURCHASE PRICE. The Seller for itself and its successors and assigns, agrees that it will not sell, assign or otherwise transfer any Deferred Purchase Price or any interest therein without the prior written consent of GECC.

                  (h) SUSPENSION OF CERTAIN REMEDIES. Until such time as it has been informed in writing by GECC that all Senior Indebtedness now or hereafter existing has been paid in full, the Seller for itself and its successors and assigns, will not (x) make demand or sue for any payment of or distribution in respect of any Deferred Purchase Price except such as may be due pursuant to
Section 5.03(b) hereof or (y) commence, or join with any creditor in commencing, any proceeding for the liquidation or dissolution of the Company or for a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or an assignment for the benefit of creditors for any marshalling of the assets and liabilities of the Company; PROVIDED, HOWEVER, that nothing in this paragraph (h) shall prohibit the Seller, its successors or assigns from participating in any proceeding which has been commenced by any other person.

                  (i) Any Deferred Purchase Price remaining after the payment of all Senior

Indebtedness will be paid by the Company to the Seller.

                  Section 7.08 FACILITY FEE. In consideration of the Company's agreement to purchase Receivables hereunder from time to time, the Seller agrees to pay or cause to be paid to the Company an annual fee (the "Facility Fee"), payable in advance on the date of this Agreement and on each anniversary thereof, in the amount of $35,000.

                  Section 7.09 BANKRUPTCY PETITION AGAINST THE COMPANY. Each of the Seller and the Parent covenants and agrees that prior to the date which is one year and one day after the payment in full of all Commercial Paper it will not institute against, or join any other person in instituting against, the Company or Edison any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law.

                  Section 7.10 SETOFF. Each of the Seller and the Parent hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Company at any time held by or in the possession of the Seller or the Parent.

                  Section 7.11 REMEDIES. In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies the Company shall have all of the rights and remedies under the UCC as enacted in any applicable jurisdiction in addition to the rights and remedies provided in this Agreement.

                  Section 7.12 COSTS, EXPENSES AND TAXES. The Seller agrees to pay all reasonable costs and expenses in connection with the negotiation and preparation of any amendments or modifications of (or supplements to) this Agreement or the Funding Agreement and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith.

                  Section 7.13 OPTIONAL REPURCHASE. On any Settlement Date on which the Unpaid Balance of the Receivables does not exceed $4,548,605, the Seller shall have the right to reacquire all such Receivables at a price equal to the Unpaid Balance thereof plus any accrued and unpaid Carrying Costs through such Settlement Date. The amount of such purchase price shall be treated as a Collection with respect to the Receivables and applied in accordance with
Article V hereof.

                  Section 7.14 FURTHER ASSURANCES. The Seller agrees to do such further acts and things and to execute and deliver to the Company or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Company to carry into effect the purposes of this Agreement or to better assure and confirm unto the Company or the Collateral Agent its rights, powers and remedies hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Administration Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                               RETAILER FUNDING CORPORATION

                               By /s/ William J. Mayer
                                  ------------------------------
                                    Authorized Signatory


                               KEYBOARD ACCEPTANCE CORPORATION

                               By /s/ Perry H. Schwartz
                                  ------------------------------
                                    Authorized Signatory


                               BALDWIN PIANO & ORGAN COMPANY

                               By /s/ Perry H. Schwartz
                                  ------------------------------
                                    Authorized Signatory

Consented to:

GENERAL ELECTRIC CAPITAL
  CORPORATION


By /s/ Steven Kluger
   ---------------------------

   Authorized Signatory



EDISON ASSET SECURITIZATION, L.L.C.


By /s/ Steven A. Poutin
   ---------------------------


   Assistant Secretary

                                                                         Annex C
                                                                         -------




                      PURCHASE DISCOUNT ADJUSTMENT CRITERIA
                      -------------------------------------


                  Each of (1) the Purchase Discount, (2) the Cash Percentage and
(3) the ratio specified in clause (vi) of the definition of "Wind-Down Date", in each case as specified in the Second Amended and Restated Purchase and Administration Agreement dated as of March 20, 1998 among, Retailer Funding Corporation (the "Company"), Keyboard Acceptance Corporation (the "Seller") and Baldwin Piano & Organ Company, as amended (the "Agreement", to which Agreement reference is hereby made for the meanings of all capitalized terms used herein and not otherwise defined herein), is subject to modification from time to time as follows:

                  1. The amount of over-collateralization shall be determined on the basis of the loss experience and the Effective Yield of the Seller's portfolio and shall be maintained at the sum of (1) the higher of (i) 10% and
(ii) three times the Seller's "Loss Experience" plus (2) the Effective Yield Adjuster plus (3) the Uncollectible Receivable Adjuster. For the purposes of this Annex C:

                  "Loss Experience" with respect to the Seller means the higher of (x) the 12 month rolling gross average loss experience for the Seller's portfolio (historically or on a going forward basis) and (y) four times the loss experience of the Seller's portfolio during the three consecutive month period with the highest gross loss experience during the most recent three year period.

                  "Benchmark Uncollectible Receivable Percentage" shall mean, with respect to any Settlement Period, the higher of (x) the average Uncollectible Receivable Percentage for the three month period ending immediately prior to such Settlement Period and (y) the average Uncollectible Receivable Percentage for the twelve month period ending immediately prior to such Settlement Period.

                  "Uncollectible Receivable Adjuster" shall mean, with respect to any Settlement Period, an amount (but not less than zero) equal to the product of (a) 1.5 and (b) the amount, if any, by which (x) the Benchmark Uncollectible Receivable Percentage for such Settlement Period exceeds (y) 8.75%.

                  "Uncollectible Receivable Percentage" shall mean, with respect to any Settlement Period, the ratio (expressed as a percentage) equal to (a) the product of (x) 12 and (y) the Unpaid Balance of the Receivables that became Uncollectible Receivables during such Settlement Period divided by (b) the Outstanding Principal Receivables as of the first day of such Settlement Period.

                  2. If the Loss Experience of the Seller's portfolio and/or the Effective Yield Adjuster and/or the Uncollectible Receivable Adjuster increases, the amount of over-

                                                                         Annex C
                                                                          Page 2


collateralization will be adjusted upward by means of (i) an increase in the Purchase Discount used in calculating the purchase price of Additional Receivables for such number of Settlement Periods following the occurrence of such increase in Loss Experience and/or the Effective Yield Adjuster as is necessary to cause the aggregate over-collateralization for the portfolio as a whole to be equal to the over-collateralization percentage specified in paragraph 1 above, (ii) an adjustment in the Purchase Discount as it is used for all other purposes to an amount equal to the sum of (1) the higher of 10% and three times the Seller's Loss Experience plus (2) the Effective Yield Adjuster plus (3) the Uncollectible Receivable Adjuster and (iii) corresponding changes in the Cash Percentage and the ratio set forth in clause (vii) of the definition of "Wind-Down Date".

                  3. If the Loss Experience of the Seller's portfolio and/or the Effective Yield Adjuster and/or the Uncollectible Receivable Adjuster decreases, the amount of over-collateralization will be adjusted downward (but not lower than the higher of 10% and three times the Seller's Loss Experience) by means of
(i) a decrease in the Purchase Discount used in calculating the purchase price of Additional Receivables for such number of Settlement Periods following the occurrence of such decrease as is necessary to cause the aggregate over-collateralization for the portfolio as a whole to be equal to the over-collateralization percentage specified in paragraph 1 above, (ii) an adjustment in the Purchase Discount as it is used for all other purposes to an amount equal to the sum of (1) the higher of 10% and three times the Seller's Loss Experience plus (2) the Effective Yield Adjuster plus (3) the Uncollectible Receivable Adjuster and (iii) corresponding changes in the Cash Percentage and the ratio set forth in clause (vii) of the definition of "Wind-Down Date".

                                                                         ANNEX D
                                                                         -------






                   SALE AND ASSIGNMENT DATED OCTOBER   , 1990
                   ------------------------------------------


                  Subject to and upon the terms and conditions set forth in that certain Purchase and Administration Agreement, dated as of October 1, 1990 (as from time to time amended, the "Purchase Agreement") between Retailer Funding Corporation, BPO Finance Corporation and Baldwin Piano & Organ Company, the undersigned hereby sells and assigns to Retailer Funding Corporation, all right, title and interest of the undersigned in, to and under the Receivables listed on
Schedule I attached hereto, together with all monies due or to become due and all amounts received with respect thereto (including Finance Charge Receivables) and all proceeds thereof, for a cash purchase price of $40,937,446.04.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Purchase Agreement.

                                           BPO FINANCE CORPORATION


                                           By
                                              ------------------------------
                                               Authorized Signatory

Accepted:

RETAILER FUNDING CORPORATION


By
   ------------------------------
    Authorized Signatory

                                                                      SCHEDULE I
                                                                      ----------


                                       to
                               Sale and Assignment
                                     and to
                      PURCHASE AND ADMINISTRATION AGREEMENT
                      -------------------------------------


                        (List of Receivables Being Sold)

                                                                         ANNEX E
                                                                         -------


                              ADDITIONAL ASSIGNMENT
                              ---------------------


                  This Additional Assignment (this "Assignment"), dated as of ____________, 199_, among Keyboard Acceptance Corporation, Baldwin Piano & Organ Company (collectively with their successors and assigns, the "Seller"), and Retailer Funding Corporation (together with its successors and assigns, the "Company"), is executed and delivered pursuant to the Purchase and Administration Agreement referred to below.

                              W I T N E S S E T H :
                              - - - - - - - - - -


                  WHEREAS, the Seller and the Company are parties to the Second Amended and Restated Purchase and Administration Agreement, dated as of March 20, 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Purchase and Administration Agreement");

                  WHEREAS, pursuant to Section 2.02(a) of the Purchase and Administration Agreement, under certain conditions the Seller shall sell certain Additional Receivables to the Company;

                  WHEREAS, the Seller now wishes to sell and the Company is willing to purchase the Additional Receivables described on Schedule I hereto, subject to the terms and conditions hereof and of the Purchase and Administration Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  Section 1.01. DEFINITIONS. For all purposes of this Assignment, except as other wise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings specified, either directly or by reference, in the Purchase and Administration Agreement.

                  Section 2.01 CONVEYANCE. (a) For value received, the Seller hereby sells, transfers, conveys and assigns to the Company all of the Seller's right, title and interest in, to and under (i) all Additional Receivables listed on Schedule I hereto, (ii) all monies due to or to become due and all amounts received with respect to the foregoing (including all Finance Charge Receivables), (iii) all proceeds thereof, including the proceeds of any sale or other disposition of any goods or merchandise subject thereto and (iv) all right, title and interest of the Seller in, to and under the Retail Purchase Agreement or any other Origination Agreement in respect thereof. Effective as of the date of this Additional Assignment, Schedule I to the Purchase and Administration Agreement is amended and supplemented to include each Additional Receivable listed on Schedule I hereto.

                                                                         Annex E
                                                                          Page 2


                  (b) In connection with such sale and conveyance, the Seller shall, at its own expense, on or prior to the date of this Assignment take all such action as is required by Section 2.02(b) of the Purchase and Administration Agreement.

                  Section 3.01. ACCEPTANCE BY THE COMPANY. The Company hereby acknowledges its acceptance of all right, title and interest previously held by the Seller in, to and under the Additional Receivables and other properties sold and conveyed hereby.

                  Section 4.01. RECONFIRMATION OF REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Company that all representations and warranties made by the Seller pursuant to Section 3.01 of the Purchase and Administration Agreement are true and correct in all respects as of the Purchase Date as if made on such date.

                  Section 5.01. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 6.01. GOVERNING LAW. This Assignment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

                                                                         Annex E
                                                                          Page 3


                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                     KEYBOARD ACCEPTANCE
                                       CORPORATION


                                     By
                                       ------------------------------
                                       Title:


                                     BALDWIN PIANO & ORGAN COMPANY


                                     By
                                       ------------------------------
                                       Title:


                                     RETAILER FUNDING CORPORATION


                                     By
                                       ------------------------------
                                       Title:

                                                                         ANNEX F
                                                                         -------


                       [FORM OF BLOCKED DEPOSIT AGREEMENT]


                               October ____, 1997


Provident Bank
One East Fourth Street
Cincinnati, Ohio  45202

                  Re:      Account No. 0918906

Gentlemen:

                  Keyboard Acceptance Corporation, a Delaware corporation (the "Company") is in the business of purchasing accounts receivable from Baldwin Piano & Organ Company ("Baldwin") and certain other persons. On behalf of the Company, we hereby request that you execute this Letter Agreement. The Company, Retailer Funding Corporation ("RFC"), and General Electric Capital Corporation (the "Collateral Agent"), are parties to an Amended and Restated Purchase and Administration Agreement dated as of October __, 1997 (the "Purchase Agreement"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                  Pursuant to the terms of the Purchase Agreement, the Company has granted to the Collateral Agent, for its benefit and the benefit of RFC and other Secured Parties, a pledge of and security interest in certain Block Deposit Accounts and other collateral described therein, including the above referenced account (the "Deposit Account") into which certain monies, instruments and other property are deposited by the Company and Baldwin from time to time, to secure the payment and performance of the obligations of the Company under the Purchase Agreement. This Letter Agreement defines certain rights and obligations with respect to the appointment of Provident Bank (the "Deposit Account Bank") to maintain the Deposit Account.

                  Accordingly, the Company, Baldwin, RFC, the Collateral Agent and the Deposit Account Bank agree as follows:

                  The Collateral Agent hereby appoints the Deposit Account Bank to maintain the Deposit Account and authorizes the Deposit Account Bank, on the terms and subject to the conditions set forth in this Letter Agreement, to collect payments with respect to the Deposit Account. The Deposit Account Bank hereby agrees to maintain the Deposit Account and act as a deposit account bank for the Collateral Agent with respect to the Deposit Account on the terms and subject to the conditions set forth in this Letter Agreement.

                                                                         Annex F
                                                                          Page 2




                  Contemporaneously with the execution and delivery by the Deposit Account Bank of this Letter Agreement, and for purposes of this Letter Agreement, there exists with the Deposit Account Bank, or the Deposit Account Bank shall establish and maintain, the Deposit Account for the benefit of the Collateral Agent. The Deposit Account shall be designated with the title "General Electric Capital Corporation, as Collateral Agent, Re: Keyboard Acceptance Corporation". All payments received by the Deposit Account Bank endorsed to the Deposit Account shall be deposited in the Deposit Account. Such payments shall not be commingled with other funds of the Company or Baldwin. All funds at any time on deposit in the Deposit Account shall be held by the Deposit Account Bank for application strictly in accordance with the terms of this Letter Agreement. The Deposit Account Bank agrees to give the Collateral Agent prompt notice if the Deposit Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process.

                  The Deposit Account Bank hereby acknowledges that the Company has assigned, pledged, granted, conveyed, transferred, delivered and set over to the Collateral Agent, RFC and the Secured Parties a security interest in the Deposit Account and all property and assets held therein.

                  The Collateral Agent shall have exclusive dominion and control over, and sole right of withdrawal from, the Deposit Account. The Collateral Agent shall possess all right, title and interest in all of the items from time to time on deposit in the Deposit Account and the proceeds thereof. Neither the Company nor Baldwin nor any other person or entity shall have any right, title or interest in, or control or use of, or any right to withdraw any amount from the Deposit Account. The Deposit Account Bank shall furnish the Company and the Collateral Agent with statements, in the form and manner typical for the Deposit Account Bank, of amounts of deposits in, and amounts withdrawn from, the Deposit Account at such times as shall be reasonably requested by the Company or the Collateral Agent.

                  For purposes of this Letter Agreement, each officer and employee of the Collateral Agent listed on SCHEDULE A hereto, and any other officer or employee of the Collateral Agent designated in writing by a person listed on SCHEDULE A hereto, shall be authorized to act, and to give instructions and notice, on behalf of the Collateral Agent hereunder and the Deposit Account Bank shall be entitled to rely on such act, instruction or notice without further inquiry.

                  The Company agrees to pay the Deposit Account Bank for the services of the Deposit Account Bank in connection with the Deposit Account and this Agreement. The Collateral Agent and the Secured Parties shall not have any responsibility or liability for the payment of any such fee.

                  The Deposit Account Bank may perform any of its duties hereunder by or through its officers, employees or agents and shall be entitled to rely upon the advice of counsel as to its

                                                                         Annex F
                                                                          Page 3




duties. The Deposit Account Bank shall not be liable to the Collateral Agent or the Company for any action taken or omitted to be taken by it in good faith, nor shall the Deposit Account Bank be responsible to the Collateral Agent or the Company for the consequences of any oversight or error of judgment or be answerable to the Collateral Agent or the Company for the same unless the same shall happen through the Deposit Account Bank's gross negligence or willful misconduct.

                  The Deposit Account Bank may resign at any time as Deposit Account Bank hereunder by delivery to the Collateral Agent and the Company of written notice of resignation not less than 30 days prior to the effective date of such resignation. The Collateral Agent may close the Deposit Account at any time by delivery of notice to the Deposit Account Bank at its address appearing below. This Letter Agreement shall terminate upon receipt of such notice of closing, or delivery of such notice of resignation, except that the Deposit Account Bank shall promptly (i) transfer to the Collateral Agent all collected funds, if any, then on deposit in, or otherwise to the credit of, the Deposit Account, other than amounts retained for returned checks in the ordinary course of business, (ii) deliver directly to the Collateral Agent at its office specified below (or such other office or account as the Collateral Agent shall specify) all checks, drafts and other instruments for the payment of money with respect to the Deposit Account coming into the possession of the Deposit
Account Bank after one full business day has elapsed from Deposit Account Bank's receipt of such notice, without depositing such checks, drafts or other instru-ments in the Deposit Account or any other account and (iii) deliver any payments relating to the Account Collateral coming into the possession of the Deposit Account Bank after one full business day has elapsed from Deposit Account
Bank's receipt of such notice directly to the Collateral Agent.

                  The Company acknowledges that the Deposit Account Bank shall incur no liability to the Company as a result of any action taken pursuant to any instruction given by or on behalf of the Collateral Agent.

                  All notices and communications hereunder shall be in writing (except where telephonic instructions or notices are authorized herein) and shall be deemed to have been received and shall be effective on the day on which delivered (including delivery by telecopy) (i) in the case of the Collateral Agent, to General Electric Capital Corporation, 14131 Midway Road, 10th Floor, Dallas, Texas 75244 to the attention of Harold Goehl, (ii) in the case of the Deposit Account Bank, to Provident Bank, One East Fourth Street, Cincinnati, Ohio 45202 to the attention of Thomas Blackburn and (iii) in the case of the Company to 422 Wards Corner Road, Loveland, Ohio 45140 to the attention of Perry Schwartz.

                  The Deposit Account Bank shall not assign or transfer any of its rights or obligations hereunder (other than to the Collateral Agent) without the prior written consent of the

                                                                         Annex F
                                                                          Page 4




Collateral Agent. This Letter Agreement may be amended only by a written instrument executed by the Company, RFC, the Collateral Agent and the Deposit Account Bank, acting by their respective officers thereunto duly authorized. The Deposit Account Bank hereby irrevocably waives any rights to setoff against, or otherwise deduct from, any funds held in the Deposit Account for any indebtedness or other claim owed by, the Company, Baldwin or any other person or entity to the Deposit Account Bank. To the extent that the Deposit Account Bank ever has any such rights, the Deposit Account Bank hereby expressly subordinates all such rights to the rights of the Collateral Agent.

                  Nothing contained herein will require the Deposit Account Bank to take any action in contravention of applicable laws (including, without limitation, bankruptcy stay laws), any court order or the instructions of any bankruptcy trustee.

                  The Company agrees to immediately reimburse the Deposit Account Bank for the amount of any returned item if the Deposit Account does not contain sufficient available funds to reimburse the Deposit Account Bank for the amount of the returned item within fifteen (15) days after the date the Deposit Account Bank is notified of the return of the item.

                  The Company hereby agrees to pay, indemnify, defend and hold the Deposit Account Bank harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation, legal fees) with respect to the performance of this Agreement by the Deposit Account Bank or any of the Deposit Account Bank's directors, officers, agents or employees, unless arising from its or their own gross negligence or willful misconduct. IN NO EVENT WILL THE DEPOSIT ACCOUNT BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT. The provisions of this paragraph will survive termination of this Agreement.

                  The Deposit Account Bank's obligations to the Collateral Agent and the Secured Parties in respect of the Deposit Account shall be solely as set forth in this Agreement, and shall not be affected by any other agreement between the Company or Baldwin and the Collateral Agent or otherwise regarding the Deposit Account.

                  THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                  This Letter Agreement (i) shall inure to the benefit of, and be binding upon, the Company, Baldwin, the Collateral Agent, RFC, the Deposit Account Bank and their respective successors and assigns and (ii) may be executed in two or more counterparts, each of which shall

                                                                         Annex F
                                                                          Page 5




be deemed an original but all of which together shall constitute one and the same instrument.

                                                                         Annex F
                                                                          Page 6




                  IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized officers as of the date first above written.

                                     Very truly yours,

                                     KEYBOARD ACCEPTANCE CORPORATION


                                     By:
                                        -----------------------------------
                                          Name:
                                          Title:

Agreed and accepted:

-------------------------------
as Deposit Account Bank


By:
   ----------------------------
     Name:
     Title:


GENERAL ELECTRIC CAPITAL CORPORATION,
  as Collateral Agent


By:
   ----------------------------
     Name:
     Title:


RETAILER FUNDING CORPORATION


By:
   ----------------------------
     Name:
     Title:


BALDWIN PIANO & ORGAN COMPANY

                                                                         Annex F
                                                                          Page 7




By:
   ----------------------------
     Name:
     Title:

                                                                      EXHIBIT H
                                                                      ---------

                            SUPPORT LETTER AGREEMENT

                                                                  ________, 1997


Retailer Funding Corporation
c/o Ropes & Gray
One International Place
Boston, MA  02110

General Electric Capital Corporation
14131 Midway Road, 10th Floor
Dallas, TX  75244


Gentlemen:

                  In order to induce Retailer Funding Corporation ("RFC") to continue to provide financing under the Amended and Restated Purchase and Administration Agreement dated as of October ____, 1997 (the "Agreement") among RFC, Keyboard Acceptance Corporation ("KAC") and Baldwin Piano & Organ Company ("Parent"), ____________ ("Executive")
personally agrees with each of you as follows:

                  1. All initially capitalized terms, if not separately defined herein, shall have the meanings assigned to them in the Agreement.

                  2. If any of the followings events (each, a "Credit Event") shall occur: (i) any KAC Obligation is not paid when due, (ii) any Parent Event shall occur and be continuing, (iii) any Collection Agent Event of Default shall occur and be continuing or (iv) KAC's appointment as Collection Agent is revoked in accordance with the terms of the Agreement, then, upon your written request made within 10 days after such Credit Event, Executive will commence to exercise [his/her] best efforts in an appropriate manner to obtain or assist in obtaining the maximum collections for your account with respect to all of the Receivables, Seller Collateral and Parent Collateral; provided, however, that Executive was employed by KAC or Parent at the time of such demand. Executive will assist in the disposition of all such assets upon which you may have any lien or ownership interest, and will exercise [his/her] best efforts to obtain purchasers for such assets and obtain the maximum recovery from your liens. In such event, Executive will act as your agent and representative by devoting as much time as you deem appropriate to carry out the purposes of this agreement; PROVIDED, HOWEVER, that Executive shall not be required to render any services hereunder after (i) the date which is 9 months after the date on which you make your initial demand to Executive hereunder or (ii) in the event that KAC or Parent is the subject of a proceeding under title 11 of the United States Code, the date which is 6

                                                                       Exhibit H
                                                                          Page 2


months following the date on which the automatic stay under Section 362 of title 11 of the United States Code is modified or lifted in such proceeding so that you can foreclose on the Receivables, Seller Collateral and Parent Collateral; PROVIDED, HOWEVER, Executive was employed by KAC or Parent on such date upon which the automatic stay was modified or lifted. For such services, Executive will be paid what you, in your reasonable discretion, deem appropriate compensation but not less than [his/her] then current rate of compensation, and the actual, reasonable expenses of Executive will be reimbursed by you.

                  3. Executive will use [his/her] best efforts as long as KAC or Parent has outstanding any obligations arising under the Agreement to ensure that:

                  a. full, complete and accurate records with respect to the Receivables, Seller Collateral and Parent Collateral are maintained at KAC's or Parent's executive offices;

                  b. all of the Receivables, Seller Collateral and Parent Collateral is adequately protected against theft, pilferage or diminution in the event of any liquidation; and

                  c. immediate notice is given to you in the event of any breach of the provisions of the Agreement.

                  Executive will not do anything to delay, defeat, limit or restrict your liens or the realization thereof.

                                      -------------------------
                                      [Name of Executive]


Acknowledged and agreed to
this ____ day of ________, 1997


RETAILER FUNDING CORPORATION



By
   -----------------------------
      Authorized Signatory

                                                                       Exhibit H
                                                                          Page 3


GENERAL ELECTRIC CAPITAL CORPORATION,
                  as Collateral Agent

By
   ----------------------------
      Authorized Signatory

                                                                       EXHIBIT H
                                                                       ---------


                                TABLE OF CONTENTS
                                -----------------


                                                                     PAGE
                                                                     ----


                                    ARTICLE I


DEFINITIONS.............................................................2

         Section 1.01  Definitions......................................2

                                   ARTICLE II


PURCHASE OF ELIGIBLE RECEIVABLES.......................................17

         Section 2.01  The Initial Purchase............................17
         Section 2.02  Additional Purchases............................18
         Section 2.03  Deferred Purchase Price.........................18
         Section 2.04  Increase of Commitment..........................19

                                   ARTICLE III


REPRESENTATIONS, WARRANTIES AND COVENANTS..............................19

         Section 3.01  Representations and Warranties of Seller........19
         Section 3.02  Representations and Warranties of the Company...22
         Section 3.03  Covenants of Seller.............................22
         Section 3.04  Representations and Warranties Deemed Made......26
         Section 3.05  Receivable Repurchases..........................27

                                   ARTICLE IV


CONDITIONS PRECEDENT...................................................27

         Section 4.01  Conditions to the Obligations of the Company....27

                                    ARTICLE V


ADMINISTRATION, COLLECTIONS AND OTHER OBLIGATIONS......................28

         Section 5.01  Appointment of Collection Agent.................28

                                                                     PAGE
                                                                     ----


         Section 5.02  Collections.....................................29
         Section 5.03  Application of Collections......................30
         Section 5.04  Settlement Statements; Weekly Reports...........33
         Section 5.05  Appointment of Successor Collection Agent.......33
         Section 5.06  Compromise and Adjustment.......................34
         Section 5.07  Interest Deficiency Payments....................35
         Section 5.08  Net Deposits....................................35
         Section 5.09  SWAPs...........................................35
         Section 5.10  SWAP Advances...................................35
         Section 5.11 Grant of Security Interest; Remedies.............35

                                   ARTICLE VI


PARENT GUARANTEE.......................................................37

         Section 6.01  Unconditional Parent Guarantee..................37
         Section 6.02  Validity........................................37
         Section 6.03  Waivers.........................................38
         Section 6.04  Subrogation.....................................38
         Section 6.05  Grant of Security Interest; Remedies............38

                                   ARTICLE VII


MISCELLANEOUS..........................................................40

         Section 7.01  Notices, etc....................................40
         Section 7.02  Successors and Assigns..........................42
         Section 7.03  Severability Clause.............................42
         Section 7.04  Amendments; Governing Law.......................42
         Section 7.05  Seller's Obligations............................42
         Section 7.06  Servicing Fee...................................43
         Section 7.07  Subordination of Deferred Purchase Price........43
         Section 7.08  Facility Fee....................................45
         Section 7.09  Bankruptcy Petition Against the Company.........46
         Section 7.10  Setoff..........................................46
         Section 7.11  Remedies........................................46
         Section 7.12  Costs, Expenses and Taxes.......................46
         Section 7.13  Optional Repurchase.............................46
         Section 7.14  Further Assurances..............................46



                                       (2)

                                                                     PAGE
                                                                     ----

ANNEX A           Form of Monthly Portfolio Statement
ANNEX B           Form of Monthly Settlement Statement
ANNEX C           Purchase Discount Adjustment Criteria
ANNEX D           Form of Sale and Assignment
ANNEX E           Form of Additional Assignment
ANNEX F           Form of Blocked Deposit Agreement
ANNEX G           Form of Weekly Activity Report
ANNEX H           Form of Support Agreement

                                       (3)